EXECUTION VERSION

International Game Technology PLC
as Issuer
IGT US OpCo, IGT Canada Solutions ULC, IGT Foreign Holdings Corporation, IGT Germany Gaming GmbH, IGT Global Solutions Corporation, International Game Technology and Lottomatica Holding S.r.l.
as Guarantors
BNY Mellon Corporate Trustee Services Limited
as Trustee
The Bank of New York Mellon, London Branch
as Paying Agent and Transfer Agent
The Bank of New York Mellon SA/NV, Luxembourg Branch
as Registrar

and

NatWest Markets Plc
as Security Agent

INDENTURE
Dated as of June 27, 2018

3.500% Senior Secured Notes due 2024

TABLE OF CONTENTS

Page
ARTICLE 1. DEFINITIONS.................................................................................................................6

Section 1.01	Definitions......................................................................................................6

Section 1.02	Other Definitions..........................................................................................20

Section 1.03	Rules of Construction...................................................................................21

ARTICLE 2. THE NOTES..................................................................................................................22

Section 2.01	Form and Dating...........................................................................................22

Section 2.02	Execution and Authentication.......................................................................23

Section 2.03	Registrar, Transfer Agent and Paying Agent.................................................24

Section 2.04	Paying Agent to Hold Money........................................................................25

Section 2.05	Holder Lists...................................................................................................26

Section 2.06	Transfer and Exchange.................................................................................26

Section 2.07	Replacement Notes.......................................................................................29

Section 2.08	Outstanding Notes.........................................................................................30

Section 2.09	Notes Held by the Issuer...............................................................................30

Section 2.10	Certificated Notes.........................................................................................30

Section 2.11	Cancellation..................................................................................................32

Section 2.12	Defaulted Interest..........................................................................................32

Section 2.13	Computation of Interest................................................................................33

Section 2.14	ISIN and Common Code Numbers...............................................................33

Section 2.15	Issuance of Additional Notes........................................................................33

Section 2.16	Deposits of Money........................................................................................34

Section 2.17	Agents’ Interest.............................................................................................35

ARTICLE 3. REDEMPTION AND PREPAYMENT..........................................................................35

Section 3.01	Notices to Trustee.........................................................................................35

Section 3.02	Selection of Notes to Be Redeemed.............................................................35

Section 3.03	Notice of Redemption...................................................................................36

Section 3.04	Effect of Notice of Redemption....................................................................38

Section 3.05	Deposit of Purchase or Redemption Price....................................................38

Section 3.06	Notes Redeemed in Part................................................................................38

Section 3.07	Optional Redemption....................................................................................39

Section 3.08	Redemption upon Changes in Withholding Taxes........................................39

Section 3.09	Mandatory Redemption................................................................................40

ARTICLE 4. COVENANTS................................................................................................................40

Section 4.01	Payment of Notes..........................................................................................40

Section 4.02	Maintenance of Office or Agency.................................................................41

Section 4.03	Reports..........................................................................................................42

Section 4.04	Compliance Certificate.................................................................................42

Section 4.05	Stay, Extension and Usury Laws..................................................................43

Section 4.06	Limitation on Liens.......................................................................................43

Section 4.07	Additional Guarantees..................................................................................43

Section 4.08	Purchase of Notes upon Change of Control..................................................45

Section 4.09	Impairment of Security Interests...................................................................47

Section 4.10	Additional Amounts......................................................................................48

Section 4.11	Limitation on Non-Guarantor Subsidiary Indebtedness...............................51

Section 4.12	Maintenance of Listing.................................................................................51

Section 4.13	Post-Closing Matters.....................................................................................51

Section 4.14	Additional Intercreditor Agreements............................................................51

ARTICLE 5. SUCCESSORS...............................................................................................................52

Section 5.01	Consolidation, Merger and Sale of Assets....................................................52

Section 5.02	Successor Corporation Substituted...............................................................53

ARTICLE 6. DEFAULTS AND REMEDIES......................................................................................54

Section 6.01	Events of Default..........................................................................................54

Section 6.02	Acceleration..................................................................................................56

Section 6.03	Other Remedies.............................................................................................56

Section 6.04	Waiver of Past Defaults................................................................................57

Section 6.05	Control by Majority......................................................................................57

Section 6.06	Limitation on Suits........................................................................................58

Section 6.07	Rights of Holders of Notes to Receive Payment..........................................58

Section 6.08	Collection Suit by Trustee.............................................................................58

Section 6.09	Trustee May File Proofs of Claim................................................................59

Section 6.10	Priorities........................................................................................................59

Section 6.11	Undertaking for Costs...................................................................................60

Section 6.12	Agents...........................................................................................................60

Section 6.13	Restoration of Rights and Remedies.............................................................60

ARTICLE 7. TRUSTEE AND SECURITY AGENT...........................................................................60

Section 7.01	Duties of Trustee...........................................................................................60

Section 7.02	Rights of Trustee and the Security Agent.....................................................62

Section 7.03	Individual Rights of Trustee and the Security Agent....................................67

Section 7.04	Disclaimer for Trustee and Security Agent...................................................67

Section 7.05	Notice of Defaults.........................................................................................67

Section 7.06	Compensation and Indemnity.......................................................................67

Section 7.07	Replacement of Trustee................................................................................69

Section 7.08	Successor Trustee or Security Agent by Merger...........................................70

Section 7.09	Eligibility; Disqualification..........................................................................70

Section 7.10	Certain Provisions.........................................................................................70

Section 7.11	Agents...........................................................................................................70

Section 7.12	Force Majeure...............................................................................................71

Section 7.13	USA Patriot Act............................................................................................71

Section 7.14	Tax Compliance............................................................................................71

Section 7.15	Contractual Recognition of Bail-In Powers..................................................72

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................................72

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.......................72

Section 8.02	Legal Defeasance and Discharge..................................................................72

Section 8.03	Covenant Defeasance....................................................................................73

Section 8.04	Conditions to Legal or Covenant Defeasance...............................................74

Section 8.05	Deposited Money and European Government Obligations Held in Trust; Other Miscellaneous Provisions...................................................................75

Section 8.06	Repayment to the Issuer................................................................................75

Section 8.07	Reinstatement................................................................................................76

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER.........................................................76

Section 9.01	Without Consent of Holders of Notes...........................................................76

Section 9.02	With Consent of Holders of Notes................................................................78

Section 9.03	Revocation and Effect of Consents...............................................................79

Section 9.04	Notation on or Exchange of Notes................................................................80

Section 9.05	Trustee and Security Agent to Sign Amendments........................................80

ARTICLE 10. GUARANTEES...........................................................................................................80

Section 10.01	Guarantee......................................................................................................80

Section 10.02	Limitation on Guarantor Liability.................................................................82

Section 10.03	Limitations on Guarantor Liability – Italy....................................................82

Section 10.04	Limitations on Guarantor Liability – Luxembourg......................................84

Section 10.05	Limitations on Guarantor Liability – Germany............................................84

Section 10.06	Execution and Delivery of Guarantee...........................................................88

Section 10.07	Successor Guarantor Substituted..................................................................88

Section 10.08	Releases........................................................................................................88

ARTICLE 11. SATISFACTION AND DISCHARGE.........................................................................89

Section 11.01	Satisfaction and Discharge............................................................................89

Section 11.02	Application of Trust Money..........................................................................91

ARTICLE 12. MISCELLANEOUS.....................................................................................................91

Section 12.01	Notices..........................................................................................................91

Section 12.02	Certificate and Opinion as to Conditions Precedent.....................................94

Section 12.03	Statements Required in Certificate or Opinion.............................................94

Section 12.04	Rules by Trustee and Agents.........................................................................94

Section 12.05	Agent for Service; Submission to Jurisdiction; Waiver of Immunities........94

Section 12.06	No Personal Liability of Directors, Officers, Employees and
Stockholders..................................................................................................95

Section 12.07	Governing Law.............................................................................................95

Section 12.08	Waiver of Trial by Jury.................................................................................96

Section 12.09	No Adverse Interpretation of Other Agreements..........................................96

Section 12.10	Successors.....................................................................................................96

Section 12.11	Severability...................................................................................................96

Section 12.12	Counterpart Originals...................................................................................96

Section 12.13	Table of Contents, Headings.........................................................................96

Section 12.14	Currency Indemnity......................................................................................96

Section 12.15	Prescription...................................................................................................97

Section 12.16	Electronic Communications..........................................................................97

ARTICLE 13. SECURITY...................................................................................................................97

Section 13.01	Collateral and Security Documents..............................................................97

Section 13.02	Suits to protect the Collateral........................................................................99

Section 13.03	Resignation and Replacement of Security Agent.........................................99

Section 13.04	Amendments...............................................................................................100

Section 13.05	Release of the Collateral.............................................................................100

Section 13.06	Compensation and Indemnity.....................................................................101

Section 13.07	Conflicts......................................................................................................102

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE

Exhibit C	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SCHEDULES

Schedule 1	COLLATERAL

INDENTURE dated as of June 27, 2018 by and among International Game Technology PLC, a public limited company incorporated under the laws of England and Wales, the Initial Guarantors (as defined below), BNY Mellon Corporate Trustee Services Limited, as Trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent and Transfer Agent, The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar and NatWest Markets Plc, as Security Agent.
The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its €500,000,000 3.500% Senior Secured Notes due 2024 issued on the date hereof (the “Initial Notes” and any additional notes that may be issued on any other issue date (the “Additional Notes” and together with the Initial Notes, the “Notes”).
Each of the Issuer and the Initial Guarantors has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Initial Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer, (ii) the Security Documents, when executed and delivered by the parties thereto, the legal, valid and binding agreements of the Issuer and of any relevant Guarantor and (iii) this Indenture a legal, valid and binding agreement of the Issuer and the Initial Guarantors in accordance with the terms of this Indenture. The Issuer, the Initial Guarantors, the Trustee, the Agents and the Security Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes.
ARTICLE 1.
DEFINITIONS
Section 1.01    Definitions.
“2019 Notes” refers to the $500,000,000 7.500% Senior Secured Notes due June 15, 2019 issued by IGT US HoldCo;
“2020 5.625% Notes” refers to the $600,000,000 5.625% Senior Secured Notes due February 15, 2020 issued by the Issuer;
“2020 4.125% Notes” refers to the €700,000,000 4.125% Senior Secured Notes due February 15, 2020 issued by the Issuer;
“2020 4.750% Notes” refers to the €500,000,000 4.750% Senior Secured Notes due March 5, 2020 issued by the Issuer with an initial coupon of 3.500%;
“2020 5.500% Notes” refers to the $300,000,000 5.500% Senior Secured Notes due June 15, 2020 issued by IGT US HoldCo;
“2022 Notes” refers to the $1,500,000,000 6.250% Senior Secured Notes due February 15, 2022 issued by the Issuer;
“2023 4.750% Notes” refers to the €850,000,000 4.750% Senior Secured Notes due February 15, 2023 issued by the Issuer;

“2023 5.350% Notes” refers to the $500,000,000 5.350% Senior Secured Notes due October 15, 2023 issued by IGT US HoldCo;
“2025 Notes” refers to the $1,100,000,000 6.500% Senior Secured Notes due February 15, 2025 issued by the Issuer;
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that Beneficial Ownership of ten percent (10%) or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have corresponding meanings.
“Agents” means any Registrar, co‑Registrar, Transfer Agent, Authentication Agent, Paying Agent or additional paying agent.
“Applicable Procedures” means with respect to any transfer or exchange of Book‑Entry Interests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such transfer or exchange.
“Applicable Law” shall mean, as to any Person, any statute, ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other governmental authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.
“Applicable Premium” means, with respect to any Note on any redemption date, the excess of:

(1)
the present value at such redemption date of (i) the principal amount of such Note plus (ii) all required interest payments due on such Note through January 15, 2024 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over

(2)	the principal amount of the Note, if greater,
as calculated by the Issuer or other party appointed by it for this purpose.
“Authorized Officer” shall mean, with respect to (i) delivering an Officer’s Certificates pursuant to this Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other executive of the Issuer having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with this Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer or any other executive of the Issuer having substantially the same responsibilities as the aforementioned officers.

“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law in any jurisdiction or organization or similar foreign law (including, without limitation, the Bankruptcy (Désastre) (Jersey) Law 1990, as amended, the Italian royal decree n. 267 of 16 March 1942, Italian law n. 270 of 8 July 1999, Italian law n. 347 of 23 December 2003 and the UK Insolvency Act 1986, as amended (together with the rules and regulations made pursuant thereto)) for the relief of debtors.
“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.
“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d‑3 and Rule 13d‑5 under the U.S. Exchange Act. The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Book‑Entry Interest” means one or more beneficial interests in Global Note held by Participants.
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.
“BRRD Party” means the Registrar or any other agent subject to Bail-in Powers.
“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the semi‑annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the applicable Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

(1)
“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to January 15, 2024 that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro‑denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to January 15, 2024; provided, however, that, if the period from such redemption date to January 15, 2024 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one‑twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such redemption date to January 15, 2024 is less than one (1) year, a fixed maturity of one year shall be used;

(2)
“Comparable German Bund Price” means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two (2) such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four (4) such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)	“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and

(4)
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Issuer in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. (Frankfurt, Germany, time) on the third (3rd) Business Day preceding the redemption date.

“Business Day” means a day (other than Saturday or Sunday) on which banks and financial institutions are open in New York City, United States, and London, England.
“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act) other than the Issuer or any of its Subsidiaries or a Permitted Holder or any Subsidiary of the Issuer or a Permitted Holder;

(2)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act)) other than a Permitted Holder becomes the “beneficial owner” as defined in Rules 13d‑3 and 13d‑5 under the U.S. Exchange Act of more than fifty percent (50%) of the Issuer’s outstanding Voting Stock, measured by voting power rather than number of shares;

(3)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(4)	the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than by way of merger or consolidation in compliance with Section 5.01).
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors immediately as of the Issue Date; or

(2)
was nominated for election or elected to such Board of Directors with the approval of (x) one or more Permitted Holders or (y) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Clearstream” means Clearstream Banking, société anonyme.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” means the Notes Collateral and Guarantee Collateral that secures, as applicable, the obligations of the Issuer under the Notes and the obligations of the Guarantors under the Guarantees pursuant to the Security Documents.
“Common Depositary” means The Bank of New York Mellon, London Branch as common depositary to Euroclear and Clearstream until a successor common depositary replaces it, after which “Common Depositary” shall mean such successor serving hereunder.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.
“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06, 2.07, 2.09 and 2.10, substantially in the form of Exhibit A hereto and bearing the Private Placement Legend, if applicable, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, Euroclear and Clearstream, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the last date on which any outstanding Notes mature.
“dollar” or “$” means the lawful currency of the United States of America.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.
“euro” or “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.
“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in the Financial Times in the “Currency Rates” section (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Issuer) on the date of such determination. Except as expressly provided otherwise, whenever it is necessary to determine whether the Issuer or any Guarantor has complied with any covenant or other provision in this Indenture or if there has occurred an Event of Default and an amount is expressed in a currency other than euro, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such non‑euro currency.

“Euroclear” means Euroclear Bank, SA/NV.
“European Government Obligations” means direct obligations of, or obligations guaranteed by, a member state of the European Monetary Union as of the date of this Indenture, and the payment for which such member state of the European Monetary Union pledges its full faith and credit; provided, however, that such member state has a long‑term government debt rating of “A1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency.
“Existing Notes” refers, collectively, to the 2020 4.750% Notes and the Existing Notes Issued in 2015.
“Existing Notes Issued in 2015” refers, collectively, to the 2020 5.625% Notes, the 2020 4.125% Notes, the 2022 Notes, the 2023 4.750% Notes and the 2025 Notes.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by an Authorized Officer of the Issuer (unless otherwise provided in this Indenture).
“Global Note Legend” means the Global Notes legend set forth in Exhibit A hereto to be placed on all Global Notes issued under this Indenture.
“Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Guarantee Collateral” means the collateral described in Schedule 1-B hereto.
“Guarantor” means the Initial Guarantors and any of the Issuer’s Subsidiaries that guarantees the Notes pursuant to the provisions of this Indenture, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Holder” means a Person whose name is registered in the Security Register.
“IGT Canada Solutions ULC” means IGT Canada Solutions ULC, an unlimited liability company amalgamated under the laws of Nova Scotia and a direct, wholly owned subsidiary of the Issuer.
“IGT Foreign Holdings Corporation” means IGT Foreign Holdings Corporation, a corporation organized under the laws of Delaware and an indirect, wholly owned subsidiary of the Issuer.
“IGT Germany Gaming GmbH” means IGT Germany Gaming GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany and an indirect, wholly owned subsidiary of the Issuer.

“IGT Global Solutions Corporation” means IGT Global Solutions Corporation, a corporation incorporated under the laws of Delaware and an indirect, wholly owned subsidiary of the Issuer.
“IGT US HoldCo” means International Game Technology, a corporation incorporated under the laws of Nevada and a wholly owned subsidiary of the Issuer.
“IGT US OpCo” means IGT, a corporation incorporated under the laws of Nevada and a wholly owned subsidiary of IGT US HoldCo.
“Indenture” means this Indenture as it may be amended, modified or supplemented from time to time.
“Initial Guarantors” means IGT US OpCo, IGT Canada Solutions ULC, IGT Foreign Holdings Corporation, IGT Germany Gaming GmbH, IGT Global Solutions Corporation, IGT US Holdco and Lottomatica Holding S.r.l.
“Intercreditor Agreement” means the Intercreditor Agreement dated April 7, 2015 among the Issuer as Parent; NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc) as Common Security Agent; NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc) as Revolving Agent; the financial institutions named on the signature pages thereof as Revolving Lenders; the financial institutions named on the signature pages thereof as Revolving Swingline Lenders; NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc) as Issuing Agent; KeyBank National Association as Swingline Agent; the financial institutions named on the signature pages thereof as Revolving Arrangers; Mediobanca — Banca di Credito Finanziario S.p.A. as term agent; the financial institutions named on the signature pages thereof as term lenders; the financial institutions named on the signature pages thereof as Term Arrangers; BNY Mellon Corporate Trustee Services Limited as 2018 GTECH Notes Senior Secured Notes Trustee, and as the New Senior Secured Notes Trustee; Wells Fargo Bank, National Association as IGT Senior Notes Trustee; the companies named on the signature pages thereof as Intra-Group Lenders; and the subsidiaries of the Issuer named on the signature pages thereof as Original Debtors, as amended, restated, modified, renewed or replaced in whole or in part from time to time.
“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)	a rating of “Baa3” or higher from Moody’s; and

(2)	a rating of “BBB‑“ or higher from S&P,
or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.
“Issue Date” means June 27, 2018.
“Italian Guarantor” means Lottomatica Holding S.r.l., a società a responsabilità limitata organized under the laws of Italy and a direct, wholly owned subsidiary of the Issuer.

“Material Subsidiary” means any Subsidiary of the Issuer that (i) has total assets (as determined on a consolidated basis in accordance with U.S. GAAP) of five percent (5%) or more of the Issuer’s consolidated total assets and (ii) has consolidated EBITDA of five percent (5%) or more of the Issuer’s consolidated EBITDA, in each case measured based on the Issuer’s audited annual reports delivered to the Trustee pursuant to this Indenture (the “Annual Report”). The determination of whether a Subsidiary is a Material Subsidiary shall be determined in good faith by a responsible financial or chief accounting officer of the Issuer (A) on the basis of management accounts based on the Annual Report and excluding intercompany balances, investments in subsidiaries and joint ventures and intangible assets and (B) by giving pro forma effect to any acquisitions or depositions of companies, division or lines of business since such balance sheet date or the start of such four (4) quarter period, as applicable.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical organization within the meaning of Section 3(a)(62) under the U.S. Exchange Act.
“Notes Collateral” means the collateral described in Schedule 1-A hereto.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Authorized Officer of the Issuer that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means an opinion in writing from and signed by legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Section 12.03. The counsel may be an employee of or counsel to the Issuer, the Guarantors or the Trustee.
“outstanding” means, in relation to the Notes as of any date of determination, all the Notes issued other than:

(1)	Notes which have been redeemed pursuant to this Indenture;

(2)
Notes in respect of which the date for redemption in accordance with this Indenture has occurred and the redemption moneys including premium, if any, and all interest and Additional Amounts, if any, payable thereon have been duly paid to the Trustee or to the Paying Agent in the manner provided herein (and where appropriate notice to that effect has been given to the relevant Holders) and remain available for payment against presentation of the relevant Notes;

(3)	Notes which have been purchased and cancelled in accordance with Section 4.08;

(4)	mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued in accordance with Section 2.07;

(5)
(for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued; and

(6)	any Global Note to the extent that it shall have been exchanged for another Global Note or for Definitive Registered Notes pursuant to its provisions, provided that for each of the following purposes, namely:

(1)	the right to vote of any Holders in respect of any direction, waiver or consent delivered in accordance with the terms of this Indenture; and

(2)	the determination of how many and which Notes are for the time being outstanding for the purposes of Sections 6.01 through 6.06 (inclusive), 6.11, 7.07 and 9.02,
Notes (if any) which at such date of determination are held by or on behalf of the Issuer or any Affiliate of the Issuer shall be deemed not to remain outstanding, except that, in determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded.
“Permitted Holders” means De Agostini S.p.A., its Subsidiaries or B&D Holding di Marco Drago e C.S.a.p.a. (“B&D Holding”) or any entity controlled by one or more of the same beneficial holders that directly or indirectly control B&D Holding on the Issue Date; provided, however, that for the purposes of this definition, an entity or B&D Holding shall be treated as being controlled, directly or indirectly, by any such holder(s) if the latter (whether by way of ownership of shares, proxy, contract, agency or otherwise) have or has, as applicable, the power to (i) appoint or remove all, or the majority, of its directors or other equivalent officers or (ii) direct its operating and financial policies.
“Permitted Liens” means:

(1)
mortgages, security interests, charges, encumbrances, pledges and other liens securing indebtedness in an aggregate principal amount not to exceed the greater of (a) $150.0 million (or the equivalent in other currencies) and (b) one percent (1%) of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes);

(2)
if on the date of the incurrence of such mortgage, security interest, charge, encumbrance, pledge and other lien (a) the Notes have Investment Grade Status or (b) the obligations of the Issuer and its Subsidiaries under the Senior Revolving Credit Facilities Agreement are not required to be secured by security interests and pledges with respect to the Collateral, mortgages, security interests, charges, encumbrances, pledges and other liens securing indebtedness (other than Public Debt) in an amount not to exceed (x) the greater of (i) $1,000.0 million (or the equivalent in other currencies) and (ii) six percent (6%) of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes), less (y) the aggregate principal amount of indebtedness incurred by Subsidiaries of the Issuer which are not Guarantors pursuant to Section 4.11;

(3)	mortgages, security interests, charges, encumbrances, pledges and other liens in favor of the Issuer or any of the Guarantors;

(4)	mortgages, security interests, charges, encumbrances, pledges and other liens granted for the benefit of (or to secure) the Notes (or the applicable Guarantee(s));

(5)	liens arising by operation of law and in the ordinary course of business;

(6)
mortgages, security interests, charges, encumbrances, pledges and other liens on property (including Capital Stock), or property of a Person, existing at the time of acquisition of the property or the Person by the Issuer or any Subsidiary of the Issuer; provided, however, that such mortgages, security interests, charges, encumbrances, pledges and other liens were in existence (or were required to extend to such assets, including by way of an after‑acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition;

(7)
liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set‑off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution;

(8)
liens for taxes, assessments or other governmental charges which are (a) being contested in good faith by appropriate proceedings, provided, however, that appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof, or (b) not yet due and payable;

(9)
liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default and notices of lis pendens and associated rights so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order, award or notice have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)
liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and liens securing or arising by reason of any netting or set‑off arrangement entered into in the ordinary course of banking, hedging or other trading activities;

(11)
liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or supply of goods entered into in the ordinary course of business, and pledges of goods, the related documents of title or other related documents arising or created in the ordinary course of business or operations as liens only for indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(12)
liens arising in connection with, and deposits made to secure, the payment and performance of bids, trade contracts (other than for borrowed money), contracts or concessions with respect to the business of the Issuer and its Subsidiaries, leases, statutory obligations, surety and appeal bonds, performance bonds, indemnity agreements in favor of issuers of bonds and other obligations of a like nature, and rights of usufruct and similar rights to continued use and possession of lottery equipment or other property in favor of lottery customers, in each case incurred in the ordinary course of business;

(13)	encumbrances and liens existing on the Issue Date;

(14)	security interests, charges, pledges and other liens securing hedging obligations not entered into for speculative purposes; and

(15)
mortgages, security interests, charges, encumbrances, pledges and other liens to secure refinancing indebtedness incurred to renew, refund, refinance, replace, exchange, defease or discharge other indebtedness (other than intercompany indebtedness); provided, however, that (a) the new mortgage, security interest, charge, encumbrance, pledge and other lien is limited to all or part of the same property and assets that secured the indebtedness being refinanced and (b) the indebtedness secured by the new mortgage, security interest, charge, encumbrance, pledge and other lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the indebtedness being refinanced and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing.

For the avoidance of doubt, the Security Interests with respect to indebtedness of the Issuer or a Guarantor will constitute “Permitted Liens” for purposes of this Indenture.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Private Placement Legend” means the restricted Notes legend set forth in Exhibit A hereto to be placed on all Notes, if applicable, issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Public Debt” means any debt securities consisting of bonds, debentures, notes or other similar instruments issued in (1) a public offering registered under the U.S. Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A under the U.S. Securities Act or Regulation S under the U.S. Securities Act, whether or not it includes registration rights entitling the holders of such securities to registration thereof with the SEC for public resale.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualifying Equity Interests” means Equity Interests of the Issuer other than Disqualified Stock.
“Registrar” means an office or agency for the registration of the Notes and of their transfer or exchange, including any Registrar named herein or any additional registrar.
“Regulation S” means Regulation S promulgated under the Securities Act.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.
“Responsible Officer”, when used with respect to the Trustee or the Security Agent (or any successor of the Trustee or the Security Agent), means any vice president, assistant vice president, director, associate director, assistant secretary, assistant treasurer or trust officer within the Corporate Trust Administration Group of the Trustee (or any successor group of the Trustee) or the Security Agent (or any successor group of the Security Agent) or any other officer or assistant officer of the Trustee or the Security Agent customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“SEC” means the U.S. Securities and Exchange Commission.
“Security Agent” means NatWest Markets Plc until a successor security agent replaces it in accordance with the applicable provisions of this Indenture, after which “Security Agent” shall mean such successor.
“Security Documents” means the security agreements, pledge agreements, collateral assignments and any other instrument and document executed and delivered pursuant to this Indenture or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.
“Security Interests” means the security interest in the Collateral securing the obligations of the Issuer under the Notes and this Indenture.
“Senior Revolving Credit Facilities” means the $1,200,000,000 and €725,000,000 multicurrency revolving credit facilities available to the Issuer and certain of its Subsidiaries under the Senior Revolving Credit Facilities Agreement.
“Senior Revolving Credit Facilities Agreement” means the senior facilities agreement dated November 4, 2014 for the $1,200,000,000 and €725,000,000 multicurrency revolving credit facilities among the Issuer, as the Parent and a Borrower; IGT Global Solutions Corporation, as a Borrower; J.P. Morgan Limited and Mediobanca—Banca di Credito Finanziario S.p.A., as the Global Coordinators, Bookrunners and Mandated Lead Arrangers; the entities listed in Part III of Schedule 1 thereto, as the Bookrunners and Mandated Lead Arrangers; the entities listed in Part IV of Schedule 1 thereto, as the Mandated Lead Arrangers; the entities listed in Part V of Schedule 1 thereto, as the Arrangers; the financial institutions listed in Part II of Schedule 1 thereto, as the Original Lenders; NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc), as the Agent; NatWest Markets Plc (formerly known as the Royal Bank of Scotland plc), as the Issuing Agent; and the other parties thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Senior Term Loan Facility Agreement” means the senior facility agreement dated July 25, 2017 for the €1,500,000,000 senior term loan facility among the Issuer, as the Borrower; certain Subsidiaries of the Issuer listed in Part I of Schedule 1 thereto, as the Original Guarantors; Bank of America Merrill Lynch International Limited and Mediobanca—Banca di Credito Finanziario S.p.A., as the Global Coordinators, Bookrunners and Mandated Lead Arrangers; the entities listed in Part III of Schedule 1 thereto as the Bookrunners and Mandated Lead Arrangers; the entities listed in Part IV of Schedule 1 thereto as the Mandated Lead Arrangers; the financial institutions listed in Part II of Schedule 1, as the Original Lenders; and Mediobanca — Banca di Credito Finanziario S.p.A., as the Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1‑02 of Regulation S‑X, promulgated pursuant to the U.S. Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries, determined in accordance with U.S. GAAP, as shown on the most recent publicly available balance sheet of the Issuer, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

“Transfer Agent” means an office or agency where the Notes may be transferred or exchanged, including any additional transfer agent.
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“U.S. GAAP” means accounting principles generally accepted in the United States.
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.
“U.S. Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person (including any other interest or participation in such Person that confers on another Person such entitlement).
Section 1.02    Other Definitions.

Term	Defined in Section
“2002 Law”	10.04
“Additional Amounts”	4.10
“Additional Notes”	Recitals
“Authentication Agent”	2.02
“Authentication Order”	2.02
“Authorized Agent”	12.05
“BNYM Entities”	7.13
“Change in Tax Law”	3.08
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Covenant Defeasance”	8.03
“Defaulted Interest”	2.12
“Event of Default”	6.01
“Global Notes”	2.01
“Initial Notes”	Recitals
“Intra-Group Liabilities”	10.04
“Issuer”	Recitals
“Italian Civil Code”	10.03
“Judgment Currency”	12.14
“Legal Defeasance”	8.02
“Limited Guarantee”	10.04
“Luxembourg Guarantor”	10.04
“Notes”	Recitals
“Participants”	2.01
“Payment Default”	6.01
“Paying Agent”	2.03

Term	Defined in Section

“Pro Rata Share”	10.03
“Qualifying Guarantees”	10.03
“Relevant Notes”	10.03
“Regulation S Global Note”	2.01
“Required Currency”	12.14
“Restricted Global Note”	2.01
“Security Register”	2.03
“Senior Liabilities”	10.03
“Suspension Event”	4.07
“Taxes”	4.10
“Tax Jurisdiction”	4.10
“Tax Redemption Date”	3.08
“Trustee”	Recitals

Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    provisions apply to successive events and transactions;
(f)    references to sections of or rules under the U.S. Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(g)    all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;
(h)    except as otherwise provided, whenever an amount is denominated in euros, it shall be deemed to include the Euro Equivalent amounts denominated in other currencies; and

(i)    to the extent the web address “www.ise.ie” is replaced by “https://www.euronext.com/en/euronext-dublin” or another address, references herein shall refer to such replacement address.
ARTICLE 2.
THE NOTES
Section 2.01    Form and Dating.
(a)    The Notes and the Trustee’s or Authentication Agent’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute and are hereby expressly made a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, the Security Agent, the Paying Agent, the Registrar and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes initially will be represented by global notes (the “Global Notes”) and will be issued only in fully registered form without coupons and only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Principal Amount in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar at the direction of the Transfer Agent (with a copy to the Trustee), in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Global Note substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a Common Depositary for Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee or the Authentication Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to each such Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold within the United States to QIBs in reliance on Rule 144A shall be issued initially in the form of a Global Note substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a Common Depositary, for Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee or its Authentication Agent as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to each such Restricted Global Note and recorded in the Security Register, as hereinafter provided.
(c)    Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book‑Entry Interest or a Definitive Registered Note, or in exchange for a Book‑Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture. Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Principal Amount in the Global Note” in the form of Schedule A attached thereto).
(d)    Book‑Entry Provisions. The Applicable Procedures shall be applicable to Book‑Entry Interests in the Global Notes that are held by Participants through Euroclear or Clearstream, as applicable.
Members of, or participants and account holders in, Euroclear and Clearstream (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or its nominees or custodians under such Global Note, and the Common Depositary or its nominees may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream, as applicable, or their respective nominees, or impair, as between Euroclear or Clearstream and the Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.
Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.
Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.
Section 2.02    Execution and Authentication.
An Authorized Officer or director of the Issuer shall sign the Notes on behalf of the Issuer by manual or facsimile signature.

If an authorized member of the Issuer’s board of directors, an executive officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.
A Note shall not be valid until an authorized signatory of the Trustee or the Authentication Agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer shall deliver such Note to the Trustee for cancellation pursuant to Section 2.11.
The Trustee will, upon receipt of a written order of the Issuer signed by an Authorized Officer (an “Authentication Order”), authenticate or cause the Authentication Agent to authenticate (i) Notes, on the date hereof, for original issue up to an aggregate principal amount of €500,000,000 and (ii) Additional Notes, from time to time, subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 2.15. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint one or more authentication agents (each, an “Authentication Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Such Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authentication Agent has the same rights as any Agent to deal with Holders or an Affiliate of the Issuer.
The Trustee and the Authentication Agent shall have the right to decline to authenticate and deliver any Additional Notes under this Section 2.02 if the Trustee or the Authentication Agent, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee or the Authentication Agent in good faith shall determine that such action would expose the Trustee or the Authentication Agent to personal liability to existing Holders.
Section 2.03    Registrar, Transfer Agent and Paying Agent.
The Issuer shall maintain a paying agent (the “Paying Agent”), an office or agency where the Notes may be presented for payment and through which the Issuer will make payments on the Notes and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer shall maintain a Paying Agent for the Notes in London, England. The Issuer shall appoint a Registrar, a Transfer Agent and a Paying Agent. The Issuer or any or its Affiliates may act as Registrar, Transfer Agent, Paying Agent and agent for service of notices and demands in connection with the Notes.
The Issuer shall also maintain a registrar (the “Registrar”) in Luxembourg for the Notes. The Issuer shall also maintain a transfer agent (the “Transfer Agent”) in London, England. The Registrar will maintain a register (the “Security Register”) for the Notes reflecting ownership of Notes of the currency outstanding from time to time. The Paying Agent will make payments on the Notes and the Transfer Agent will facilitate transfer of Definitive Registered Notes on the behalf of the Issuer. The Registrar or Transfer Agent (as the case may be) will promptly inform the Issuer of any changes to the Security Register. Each Transfer Agent shall perform the functions of a transfer agent.

The Issuer hereby initially appoints (i) The Bank of New York Mellon, London Branch as Paying Agent and Transfer Agent located at: One Canada Square, London, E14 5AL, United Kingdom and (ii) The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar located at: 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg; and each hereby accepts such appointment.
The Issuer shall enter into an appropriate agency agreement with any Paying Agent or Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Paying Agent, the Trustee may appoint a Paying Agent which shall be entitled to appropriate compensation from the Issuer therefor pursuant to Section 7.06.
Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent without prior notice to the Holders of Notes. However, for so long as Notes are listed on Euronext Dublin and the rules of Euronext Dublin so require, the Issuer will publish notice of any change of Paying Agent, Registrar or Transfer Agent on the official website of Euronext Dublin (www.ise.ie) in accordance with Section 12.01, or, to the extent and in the manner permitted by the rules of Euronext Dublin, such notice of the change in a Paying Agent, Registrar or Transfer Agent may instead be published in a daily newspaper with general circulation in Ireland (which is expected to be the Irish Times).
In addition, the Issuer or any of its Subsidiaries may act as paying agent in connection with the Notes other than for the purposes of effecting a redemption described under Section 3.07 or Section 3.11 or an offer to purchase the Notes described under Section 4.08. The Issuer will make payments on the Global Notes to the Paying Agent for further credit to Euroclear or Clearstream (as applicable) which will in turn, distribute such payments in accordance with their respective procedures.
Section 2.04    Paying Agent to Hold Money.
The Issuer shall require each Paying Agent (other than the Trustee) to agree that such Paying Agent will hold for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest and premium, if any, Additional Amounts, if any, on the Notes, and shall promptly notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) shall have no further liability for the money. If the Issuer or any of its Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally, the Paying Agent shall serve as an agent of the Trustee for the Notes. The Issuer shall no later than 10:00 a.m. (London time) on the second Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms via fax or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment. A Paying Agent shall not be obliged to pay the Holders of the Notes (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05    Holder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee or any Paying Agent is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee and each Paying Agent in writing no later than two (2) Business Days before each record date for each interest payment date and at such other times as the Trustee or the Paying Agent may request in writing, a list in such form and as of such record date as the Trustee or the Paying Agent may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.
Section 2.06    Transfer and Exchange.
(a)    Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, such Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee or the Authentication Agent shall, upon receipt of an Authentication Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request.
No service charge shall be made by the Issuer or the Registrar to the Holders of the Notes for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.04) or in connection with a Change of Control Offer pursuant to Section 4.08 not involving a transfer.
Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Neither the Issuer nor the Trustee, the Registrar or any Paying Agent shall be required to issue, register the transfer of, or exchange any Note (i) for a period of fifteen (15) days preceding (A) the record date for any payment of interest on the Notes, (B) any date fixed for redemption of the Notes or (C) the date fixed for selection of the Notes to be redeemed in part or (ii) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.
(b)    Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Common Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.
(A)    Except for transfers or exchanges made in accordance with clauses (B) and (C) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
(B)    Restricted Global Note to Regulation S Global Note. If the Holder of a beneficial interest in a Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in a Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (B) and the rules and procedures of Euroclear and Clearstream, as applicable. Upon receipt by the Registrar (with a copy to the Trustee) from the Transfer Agent of (i) instructions directing the Registrar to credit or cause to be credited an interest in a Regulation S Global Note in a specified principal amount and to cause to be debited an interest in a Restricted Global Note in such specified principal amount, and (ii) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of such Restricted Global Note and the Common Depositary shall increase or cause to be increased the principal amount of such Regulation S Global Note by the aggregate principal amount of the interest in such Restricted Global Note to be exchanged.

(C)    Regulation S Global Note to Restricted Global Note. If the Holder of a beneficial interest in a Regulation S Global Note (other than a Holder that is an Affiliate of the Issuer) at any time wishes to transfer such interest to a Person who wishes to exchange its interest in such Regulation S Global Note for an interest in a Restricted Global Note, or to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with this clause (C) and the rules and procedures of Euroclear and Clearstream, as applicable. Upon receipt by the Registrar (with a copy to the Trustee) from the Transfer Agent of (i) instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (ii) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee or the Registrar may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and the Common Depositary shall increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred.
(c)    If Notes are issued upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Notes so issued shall bear such legend, and a request to remove such legend from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A under the U.S. Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall or shall cause the Authentication Agent to authenticate and deliver Notes that do not bear the legend.
(d)    The Trustee shall have no responsibility for any actions taken or not taken by Euroclear or Clearstream, as the case may be, or for any intra-note transfers.

(e)    In the case of the issuance of certificated Notes pursuant to Section 2.10, the Holder of a certificated Note may transfer such Note by surrendering it to the Registrar or a co‑Registrar. In the event of a partial transfer or a partial redemption of a holding of certificated Notes represented by one certificated Note, a certificated Note shall be issued to the transferee in respect of the part transferred, and a new certificated Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the Holder, as applicable; provided that only certificated Notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof shall be issued. The Issuer shall bear the cost of preparing, printing, packaging and delivering the certificated Notes.
(f)    The Trustee, any Agent, the Issuer and any Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, Additional Amounts, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, the Issuer or the Guarantors shall be affected by notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Trustee, any Agent, the Issuer and any Guarantor from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary, or impair, as between the Common Depositary and the Participants, the operation of customary practices governing the exercise of the rights of a holder of an interest in any Global Note.
(g)    All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the applicable Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with originals to be delivered promptly thereafter to the Issuer, the Trustee or the applicable Registrar (as the case may be).
Section 2.07    Replacement Notes.
If any mutilated certificated Note is surrendered to the Registrar, the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate, or cause the Authentication Agent to authenticate, a replacement Note in exchange and substitution for, and in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other requirements of the Issuer and the Trustee. If required by the Trustee, the Registrar or the Issuer, such Holder shall furnish an indemnity bond or other indemnity sufficient in the judgment of the Issuer, the Registrar and the Trustee to protect the Issuer, the Trustee and the Agents, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note, including fees and expenses of counsel and any tax that may be imposed in replacing such Note.
Every replacement Note issued pursuant to this Section 2.07 shall be an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen certificated Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Issuer pursuant to the provisions herein, the Issuer in its discretion may, instead of issuing a new certificated Note, pay, redeem or purchase such certificated Note, as the case may be.

Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all Notes authenticated and delivered by the Trustee or the Authentication Agent except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note, however, Notes held by the Issuer or an Affiliate of any thereof shall not be deemed to be outstanding for purposes of Section 2.09.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the Note that has been replaced is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Trustee or the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate thereof) holds, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Trustee or Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) will be deemed no longer outstanding and interest on them will cease to accrue.
Section 2.09    Notes Held by the Issuer.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.
Section 2.10    Certificated Notes.
(a)    A Global Note deposited with the Common Depositary pursuant to Section 2.01 shall be exchanged or transferred in whole to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) if Euroclear or Clearstream, as applicable, notifies the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days, (ii) in whole, but not in part, if the Issuer so requests, or (iii) if a beneficial owner of the Notes requests such exchange in writing delivered through Euroclear or Clearstream, as applicable, following an Event of Default if enforcement action is being taken in respect thereof hereunder. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.01(a).

(b)    Any Global Note that is exchangeable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the Common Depositary to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall, or shall cause the Authentication Agent to, authenticate and deliver, upon receipt of an Authentication Order, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Common Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the Common Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium and Additional Amounts, if any, and interest on the certificated Notes shall be payable, and the transfer of the certificated Notes shall be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto, as applicable.
(c)    In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.
(d)    In the event that certificated Notes are not issued to each owner of beneficial interests in Global Notes promptly after any of the events specified in Section 2.10(a), the Issuer explicitly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or 6.07 hereof, the right of any beneficial owner in any Global Note to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such certificated Notes had been issued.
(e)    Neither the Issuer nor the Trustee, the Registrar or any Paying Agent shall be required to register the transfer or exchange of certificated Notes (i) for a period of fifteen (15) days preceding (A) the record date for any payment of interest on the Notes, (B) any date fixed for redemption of the Notes or (C) the date fixed for selection of the Notes to be redeemed in part or (ii) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.
(f)    In the event of the transfer of any certificated Note, the Issuer, the Trustee, the Registrar or any Paying Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents as described herein. The Issuer may require a Holder to pay any taxes and fees required by law and permitted herein and by the Notes.

Section 2.11    Cancellation.
The Issuer at any time may deliver Notes to the Registrar for cancellation. The Trustee, Transfer Agent and Paying Agent will forward to the Registrar any Notes surrendered to them for registration of transfer, exchange, replacement, cancellation or payment. The Registrar or, at the direction of the Registrar, the Paying Agent, and no one else shall cancel (subject to the Registrar’s retention policy) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and dispose of such cancelled Notes in its customary manner and subject to the record retention requirement of the U.S. Exchange Act. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Registrar for cancellation. The Issuer undertakes to promptly inform Euronext Dublin (as long as the Notes are listed on Euronext Dublin and the rules of Euronext Dublin so require) of any such cancellation.
Section 2.12    Defaulted Interest.
(a)    Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clauses (b) or (c) below.
(b)    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and the Paying Agent as soon as practicable in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee or as directed by the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee and the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix, or cause to be fixed, a special record date and payment date for the payment of such Defaulted Interest, such date to be not more than fifteen (15) days and not less than ten (10) days prior to the proposed payment date and not less than fifteen (15) days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than fifteen (15) days prior to the special record date, notify the Trustee and the Paying Agent of such special record date and, the Issuer (or, upon written request of the Issuer, the Paying Agent in the name and at the expense of the Issuer) shall cause notice of the proposed payment date of such Defaulted Interest, the special record date therefor and the amount of the Defaulted Interest to be paid to be mailed first‑class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than ten (10) days prior to such special record date or, if the Notes are in global form, the Issuer will deliver such notice to Euroclear or Clearstream, as applicable. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed or delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

(c)    The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee and the Paying Agent of the proposed payment date pursuant to this Section 2.12, such manner of payment shall be reasonably practicable.
(d)    Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
(e)    The Issuer undertakes to promptly inform Euronext Dublin (as long as the Notes are listed on Euronext Dublin and the rules of the Euronext Dublin so require) of any such special record date.
Section 2.13    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months.
Section 2.14    ISIN and Common Code Numbers.
The Issuer, in issuing the Notes, may use ISIN and Common Code numbers (if then generally in use), and, if so, such ISIN and Common Code numbers, as appropriate, shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is made as to the correctness or accuracy of such numbers or codes either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and the Agents of any change in the ISIN or Common Code numbers.
Section 2.15    Issuance of Additional Notes.
From time to time, subject to the Issuer’s compliance with the covenants contained in this Indenture, the Issuer is permitted to issue Additional Notes in accordance with the procedures of Section 2.02. Such Additional Notes shall have terms substantially identical to the Notes, as applicable, except in respect of any of the following terms which shall be set forth in an Officer’s Certificate supplied to the Trustee:
(a)    the title of such Additional Notes;

(b)    the aggregate principal amount of such Additional Notes;
(c)    the date or dates on which such Additional Notes will be issued;
(d)    the rate or rates (which may be fixed or floating) at which such Additional Notes shall bear interest and, if applicable, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which such interest will be calculated;
(e)    the currency or currencies in which such Additional Notes shall be denominated and the currency in which cash or government obligations in connection with such series of Additional Notes may be payable;
(f)    the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part;
(g)    if other than denominations of €100,000 and in integral multiples of €1,000 in excess thereof in relation to Additional Notes denominated in euros, as applicable, the denominations in which such Additional Notes shall be issued and redeemed; and
(h)    the ISIN, Common Code or other securities identification numbers with respect to such Additional Notes.
Such Additional Notes will be treated, along with all other series of the Notes, as a single class for the purposes of this Indenture with respect to waivers, amendments and all other matters which are not specifically distinguished for such series. Unless the context otherwise requires, for all purposes of this Indenture references to “Notes” shall be deemed to include references to the Initial Notes as well as any Additional Notes. In the event that any Additional Notes are not fungible for U.S. federal income tax purposes with any Notes previously issued, such non-fungible Additional Notes shall be issued with a separate ISIN, Common Code or other securities identification number, as applicable, so that they are distinguishable from such previously issued Notes.
Section 2.16    Deposits of Money.
Prior to 10:00 a.m. (London time) one Business Day prior to each interest payment date, the maturity date and each payment date relating to a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Paying Agent in immediately available funds money in euro sufficient to make cash payments, if any, due on such day or date, as the case may be. Subject to actual receipt of such funds as provided by this Section 2.16 by the designated Paying Agent, such Paying Agent shall make payments on the Notes to the Holders on such day or date, as the case may be, to the persons and in accordance with the provisions of this Indenture and the Notes. The principal and interest on Global Notes shall be payable to the Common Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent. The Issuer shall promptly notify the Trustee and the Paying Agent of its failure to so act.

Section 2.17    Agents’ Interest.
(a)    The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. Each Agent shall only be obligated to perform the duties set forth in this Indenture and the Notes and shall have no implied duties.
(b)    The Issuer, each Guarantor and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to each of the Issuer, the Guarantors and the Paying Agent, require that the Paying Agent act as an agent of, and take instructions exclusively from, the Trustee.
(c)    Other than as set forth in clause (b) above, the Agents shall act solely as agents of the Issuer and the Guarantors and in no event shall be agents of the Holders.
(d)    Any obligation the Agents may have to publish or mail a notice to Holders on behalf of the Issuer shall have been met upon delivery of the notice to the relevant clearing system while the Notes are in global form.

ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Issuer elects to redeem Notes in full or in part pursuant to any redemption provision of this Indenture, it shall deliver to the Trustee in accordance with Section 12.01, at least ten (10) days but not more than sixty (60) days before the redemption date, an Officer’s Certificate setting forth:
(A)    the section of this Indenture pursuant to which the redemption shall occur;
(B)    the redemption date and the record date;
(C)    the principal amount of Notes to be redeemed;
(D)    the redemption price; and
(E)    the ISIN and or Common Code numbers of the Notes, as applicable.
Section 3.02    Selection of Notes to Be Redeemed.
If less than all of a series of Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis to the extent practicable or such other method as is customary with the procedures of Euroclear or Clearstream (as applicable), including the application of a “pool factor” to the nominal amount of each Notes, unless otherwise required by law or applicable stock exchange requirements. The Trustee shall not be liable for selections made by it in accordance with this Section 3.02.

No Note of €100,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of €1,000 will be redeemed.
Notices of purchase or redemption shall be given to each Holder pursuant to Sections 3.03 and 12.01.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption unless the Issuer defaults in making such redemption payment.
In relation to Definitive Registered Notes, a new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof tendered for purchase or called for redemption.
Section 3.03    Notice of Redemption.
(a)    At least ten (10) days but not more than sixty (60) days before a redemption date, the Issuer shall notify the Trustee of the redemption date and deliver, pursuant to Section 12.01, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of this Indenture pursuant to Articles 8 or 11. For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, as applicable, notices may be given by delivery of the relevant notices to Euroclear or Clearstream, as applicable, for communication to entitled account holders in substitution for the aforesaid mailing. For so long as the Notes are listed on Euronext Dublin and the rules of Euronext Dublin so require, the Issuer shall publish notice of redemption in a daily newspaper with general circulation in Ireland (which is expected to be the Irish Times) and in addition to such publication, not less than ten (10) nor more than sixty (60) days prior to the redemption date, mail such notice to Holders by first‑class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. Such notice of redemption may instead be published on the website of the Euronext Dublin (www.ise.ie). Notices of redemption may be conditional.

(b)    The notice shall identify the Notes to be redeemed and corresponding ISIN or Common Code numbers, as applicable, and shall state:
(A)    the redemption date and the record date;
(B)    the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid (subject to the right of Holders of record of certificated Notes on the relevant record date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);
(C)    if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;
(D)    if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the Definitive Registered Note;
(E)    the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;
(F)    that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;
(G)    that, unless the Issuer defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the redemption date;
(H)    the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(I)    that no representation is made as to the correctness or accuracy of the ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.
(c)    At the Issuer’s request, the Paying Agent shall give the notice of redemption in the Issuer’s name and at its expense in accordance with Section 12.01; provided, however, that the Issuer shall have delivered to the Paying Agent, at least forty-five (45) days prior to the redemption date, an Officer’s Certificate requesting that the Paying Agent give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).
(d)    The Trustee will not be liable for selection made by it as contemplated in this Section 3.03.

Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 and Section 12.01, Notes called for redemption become due and payable on the redemption date at the redemption price stated in the notice. A notice of redemption may be subject to one or more conditions precedent, at the Issuer’s discretion. If such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.
On and after a redemption date, interest shall cease to accrue on such Notes or the portion of them called for redemption.
Section 3.05    Deposit of Purchase or Redemption Price.
(a)    No later than 10:00 a.m. (London time) on the Business Day prior to the purchase or redemption date, the Issuer shall deposit with the Paying Agent (or, if requested by the Trustee, with or as delivered by the Trustee) with respect to the Notes, money in euro sufficient to pay the redemption price of, and accrued interest, premium and Additional Amounts (if any) on, all Notes to be redeemed on that date. The Trustee or Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be purchased or redeemed. The Issuer shall, no later than 10:00 a.m. (London time) on the second Business Day prior to the date on which the applicable Paying Agent receives payment, procure that the bank effecting payment for it confirms by email, fax or tested SWIFT MT100 message to the relevant Paying Agent (or the Trustee, as the case may be) that an irrevocable instruction has been given.
(b)    If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a record date for the payment of interest but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not so paid, in each case at the rate provided in the Notes and Section 4.01.
Section 3.06    Notes Redeemed in Part.
Upon surrender of a Definitive Registered Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee or the Authentication Agent shall authenticate for (and in the name of) the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that any Definitive

Registered Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 above €100,000.
Section 3.07        Optional Redemption.
(a)    At any time prior to January 15, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than ten (10) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)    On or after January 15, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than ten (10) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, on the Notes redeemed to but excluding the redemption date, subject to the rights of the holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
(c)    Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(d)    Any redemption or notice pursuant to this Section 3.07 may, at the Issuer’s discretion, be subject to one or more conditions precedent.
Section 3.08        Redemption upon Changes in Withholding Taxes.
The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than ten (10) nor more than sixty (60) days’ prior notice to the holders of such series of Notes (which notice will be irrevocable and given in accordance with the procedures described in Sections 3.03 and 12.01), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such Notes, the Issuer or any Guarantor is or would be required to pay Additional Amounts, and (a) the Issuer or the relevant Guarantor cannot avoid such requirement by taking reasonable measures available to it (including the designation of a different paying agent), (b) in the case of a Guarantor, such amounts cannot be paid by the Issuer or any other Guarantor who in turn can pay such amounts without the obligation to pay Additional Amounts and (c) the requirement arises as a result of:

(1)
any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction which change or amendment becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); or

(2)
any amendment to, or change in, an official written interpretation or application of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Issuer will not give any such notice of redemption earlier than sixty (60) days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of such Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption of such Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel to the effect that the Issuer is or would be obligated to pay Additional Amounts as a result of a Change in Tax Law. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that (a) it or the relevant Guarantor cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it and (b) in the case of a Guarantor, the amounts giving rise to such obligation cannot be paid by the Issuer or any other Guarantor without the obligation to pay Additional Amounts.
The Trustee will accept and shall be entitled to conclusively rely without further inquiry on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the applicable Notes.
The foregoing will apply mutatis mutandis to any jurisdiction under the laws of which any successor Person to the Issuer is incorporated or organized or in which any successor Person to the Issuer is engaged in business or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such Person on the Notes and any political subdivision thereof or therein.
Section 3.09        Mandatory Redemption.
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and any of its Subsidiaries may at any time and from time to time purchase Notes in the open-market or otherwise.
ARTICLE 4.
COVENANTS
Section 4.01        Payment of Notes.
No later than 10 a.m. (London time) on the Business Day prior to a payment date, the Issuer shall pay or cause to be paid the principal of, interest and premium and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture.

Principal, interest, premium and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent receives such payment by such time in the manner provided in the Notes. Principal, premium, if any, Additional Amounts, if any, and interest shall be considered paid on the date due if the Issuer holds, in an account with the Paying Agent, if other than the Issuer or a Subsidiary thereof, by 10 a.m. (London time) on the Business Day prior to the due date, money deposited by the Issuer.
Principal of, interest, premium and Additional Amounts, if any, on the Notes will be payable at the corporate trust office or agency of the Paying Agent maintained in London, England, for such purposes. All payments on the Global Notes shall be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.
Principal of, interest, premium and Additional Amounts, if any, on any Definitive Registered Notes will be payable at the corporate trust office or agency of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03. In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the Security Register for such Definitive Registered Notes.
The Issuer shall pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to one percent (1%) per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest (including post petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency.
Subject to Section 5.01, the Issuer shall maintain the offices and agencies specified in Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee (the address of which is specified in Section 12.01). Notwithstanding the foregoing, the Trustee need not act as the Registrar.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in London, England for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the corporate trust office of the Trustee (the address of which is specified in Section 12.01) as one such office or agency of the Issuer in accordance with Section 2.03.
Section 4.03        Reports.
(a)    Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the holders of Notes, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)	all annual reports of the Issuer that would be required to be filed with the SEC on Form 20‑F if the Issuer were required to file such reports; and

(2)	all quarterly and current reports of the Issuer that would be required to be furnished with the SEC on Form 6‑K if the Issuer were required to furnish such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 20‑F will include a report on the Issuer’s consolidated financial statements by the Issuer’s independent registered public accounting firm. To the extent such filings are made with the SEC, the reports will be deemed to have been furnished to the Trustee and holders of Notes. The Issuer agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings.
If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will (i) post (or cause to be posted) the reports referred to in this Section 4.03(a) on its website with no password protection within the time periods that would apply if the Issuer were required to file those reports with the SEC, (ii) not later than ten (10) Business Days after the time the Issuer posts its quarterly and annual reports on its website, hold (or cause to be held) a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two (2) Business Days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue (or cause to be issued) a news release to appropriate wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the holders or beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Issuer (for whom contact information shall be provided in such news release) to obtain the information on how to access such conference call.
(b)    In addition, the Issuer agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.
Section 4.04        Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (without the need for any request by the Trustee), an Officer’s Certificate stating as to such Authorized Officer signing such certificate, that to the best of his or her knowledge the Issuer is not (and has not been since the date of the last such certificate, or if none, since the Issue Date) in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
Section 4.05    Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.06    Limitation on Liens.
(a)    The Issuer will not and will not permit any Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, security interest, charge, encumbrance, pledge or other lien (other than Permitted Liens) upon the whole or any part of their present or future business, undertakings, assets or revenues (including uncalled capital) not constituting Collateral to secure indebtedness for borrowed money represented by notes, bonds, debentures or indebtedness under credit or other debt facilities (including the Senior Revolving Credit Facilities Agreement) with banks or other institutions providing for revolving credit or term loans, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the indebtedness so secured. Any such mortgage, security interest, charge, encumbrance, pledge or other lien granted or made to secure the Notes will be automatically and unconditionally released and discharged (i) upon the release and discharge of the initial mortgage, security interest, charge, encumbrance, pledge or other lien to which it relates and (ii) otherwise as set forth under Section 13.05.
Section 4.07    Additional Guarantees.
(a)    The Issuer will not permit any Subsidiary that is not a Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of (i) any indebtedness under the Senior Revolving Credit Facilities Agreement or (ii) any Public Debt of the Issuer or any Guarantor (other than the Notes), in each case in excess of $120.0 million (or the equivalent in other currencies) in aggregate principal amount, unless:
(A)    such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such indebtedness; and
(B)    with respect to any guarantee of subordinated indebtedness by such Subsidiary, any such guarantee shall be subordinated to such Subsidiary’s Guarantee with respect to the Notes at least to the same extent as such subordinated debt is subordinated to the Notes.

(b)    In addition, the Issuer shall cause each Material Subsidiary that is not a Guarantor (as determined based on the audited annual reports referred to below) and which has become a borrower under the Senior Revolving Credit Facilities Agreement or has guaranteed any indebtedness under the Senior Revolving Credit Facilities Agreement, to execute and deliver a supplemental indenture substantially in the form of Exhibit D hereto, within 30 days of delivery of the Issuer’s audited annual reports to the Trustee pursuant to this Indenture, and will deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitute a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Material Subsidiary will be a Guarantor with respect to the Notes until such Material Subsidiary’s Guarantee with respect to the Notes is released in accordance with this Indenture.
(c)    If on any date following the Issue Date, the Notes have achieved Investment Grade Status and no Default or Event of Default has occurred and is continuing (a “Suspension Event”), then, beginning on that day and continuing until such time, if any, at which the Notes cease to have Investment Grade Status (the “Reversion Date”), Sections 4.07(a) and 4.07(b) will cease to be effective and will not be applicable to the Issuer and its Subsidiaries. Sections 4.07(a) and 4.07(b) and any related default provisions will again apply according to its terms from the first day on which a Suspension Event ceases to be in effect. Sections 4.07(a) and 4.07(b) will not, however, be of any effect with regard to actions of the Issuer properly taken during the continuance of the Suspension Event, and no action taken prior to the Reversion Date will constitute a Default or Event of Default. The Issuer or any of its Subsidiaries may honor without causing a Default or Event of Default, any contractual commitments or take actions in the future after any date on which the Notes cease to have an Investment Grade Status as long as the contractual commitments were entered into during the Suspension Event and not in anticipation of the Notes no longer having an Investment Grade Status.
(d)    The obligations of each additional Guarantor under its Guarantee may be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor without resulting in its obligations under its Guarantee being voidable or unenforceable under applicable law (including those relating to fraudulent conveyance or transfer, corporate benefit or purpose, financial assistance, capital maintenance, voidable preference, thin capitalization or guidance and coordination or affecting the rights of creditors generally) or the maximum amount otherwise permitted by applicable law.
(e)    Notwithstanding the foregoing, the Issuer shall not be obligated to cause such Subsidiary to guarantee the Notes to the extent that the granting of such Guarantee could give rise to or result in: (1) any breach or violation of Applicable Law (including those relating to fraudulent conveyance or transfer, corporate benefit or purpose, financial assistance, capital maintenance, voidable preference, thin capitalization or guidance and coordination or affecting the rights of creditors generally); (2) any risk or liability for the officers, directors or (except in the case of a Subsidiary that is a partnership) shareholders of such Subsidiary (or, in the case of a Subsidiary that is a partnership, directors or shareholders of the partners of such partnership); or (3) significant costs, expenses, liability or obligations (including with respect to any Taxes) directly associated with the granting of such Guarantee (but excluding any reasonable guarantee or similar fee payable to the Issuer or a Guarantor) which are disproportionate to the benefit obtained by the holders of Notes from such Guarantee in the good faith judgment of a responsible officer of the Issuer; provided, however, that the Issuer will procure that the relevant Subsidiary becomes a Guarantor at such time as such restriction would no longer apply to the providing of the Guarantee or no longer would prohibit such Subsidiary from becoming a Guarantor (or prevent the Issuer from causing such Subsidiary to become a Guarantor).
Section 4.08    Purchase of Notes upon Change of Control.
(a)    If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of such holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail (or deliver electronically) a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date for payment specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than sixty (60) days from the date such notice is mailed or delivered, pursuant to the procedures required by this Indenture and described in such notice.
(b)    The Issuer will comply with the requirements of Rule 14e‑1 under the U.S. Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer’s compliance with the applicable securities laws and regulations will not constitute a breach of its obligations under the Change of Control provisions of this Indenture.
(c)    Except as otherwise provided herein, no later than the date that is sixty (60) days after any Change of Control, the Issuer will mail the Change of Control Offer to each holder of Notes, with a copy to the Trustee:

(1)
stating that a Change of Control has occurred or may occur and that such holder has the right to require the Issuer to purchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)
stating the repurchase date (which shall be no earlier than ten (10) days nor later than sixty (60) days from the date such notice is mailed) (the “Change of Control Payment Date”) and the record date;

(3)
stating that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date unless the Change of Control Payment is not paid, and that any Notes or part thereof not tendered will continue to accrue interest;

(4)	describing the circumstances and relevant facts regarding the transaction or transactions that constitute the Change of Control;

(5)	describing the procedures determined by the Issuer, consistent with this Indenture, that a holder must follow in order to have its Notes repurchased; and

(6)	if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control.
(d)    On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)    The Paying Agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(f)    The provisions of this Section 4.08 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
(g)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.07 unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.
(h)    For so long as the Notes are listed on the Euronext Dublin and the rules of such exchange so require, the Issuer will publish notices relating to the Change of Control Offer in a daily newspaper with general circulation in Ireland (which is expected to be the Irish Times) or to the extent and in the manner permitted by such rules, post such notices on the official website of the Euronext Dublin (www.ise.ie).
Section 4.09    Impairment of Security Interests.
(a)    The Issuer shall not, and shall not permit any Guarantor to, take or omit to take any action that would have the result of materially impairing the Security Interests (subject to Section 4.09(b), the incurrence of Permitted Liens with respect to the Collateral shall not be deemed to materially impair the Security Interests with respect to the Collateral) and the Issuer shall not, and shall not permit any Guarantor to, grant to any Person other than the Security Agent, for the benefit of the Trustee and the holders of Notes and the other beneficiaries described in the Security Documents and the Intercreditor Agreement or any Additional Intercreditor Agreement, any interest whatsoever in any of the Collateral (except Permitted Liens).
(b)    Notwithstanding Section 4.09(a) above, (i) nothing in this covenant shall restrict the discharge and release of any Security Interest in accordance with this Indenture and the Intercreditor Agreement or any Additional Intercreditor Agreement and (ii) the Security Interests and the related Security Documents may be amended, extended, renewed, restated, supplemented or otherwise modified or released (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets) if, (except with respect to any amendments, extensions, renewals, restatements, modifications, discharge or release in accordance with this Indenture, the incurrence of Permitted Liens or any action expressly permitted by this Indenture, the Intercreditor Agreement or any Additional Intercreditor Agreement) contemporaneously with any such action, the Issuer delivers to the Trustee and the Security Agent, either (1) a solvency opinion from an independent financial advisor, accounting firm, appraiser or investment bank of international standing which confirms the solvency of the Issuer and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, replacement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), (2) a certificate from the board of directors or officer of the relevant Person which confirms the solvency of the Person granting such Security Interest after giving effect to any transactions related to such amendment, extension, renewal, restatement, replacement, supplement, modification or release, or (3) an Opinion of Counsel confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, replacement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), the lien created under the applicable Security Document, so amended, extended, renewed, restated, supplemented, modified or released and replaced is a valid lien not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such lien was not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.
(c)    At the direction of the Issuer and without the consent of the holders of Notes, the Security Agent may from time to time enter into one or more amendments to the Security Documents or enter into additional or supplemental Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) add to the Collateral or (iii) make any other change thereto that does not adversely affect the rights of the holders of Notes in any material respect.
(d)    In the event that the Issuer complies with the requirements of this Section 4.09, the Trustee and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendment, extension, renewal, restatement, supplement, modification or release and replacement without the need for instructions from the holders of Notes.
Section 4.10    Additional Amounts.
(a)    All payments made under or with respect to the Notes or any Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction under the laws of which the Issuer or any Guarantor is then incorporated or organized or in which the Issuer or any Guarantor is engaged in business for tax purposes or resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any paying agent for the Notes) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made under or with respect to the Notes or any Guarantee, including, without limitation, payments of principal, redemption price, interest or premium, then the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of Notes after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)
any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) or the Beneficial Owner of Notes and the relevant Tax Jurisdiction (including, without limitation, being or having been a citizen, resident or national thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein), other than connections arising from the acquisition or holding of such Note or a Guarantee, the exercise or enforcement of rights under such Note or under a Guarantee or the receipt of any payments in respect of such Note or a Guarantee;

(2)
any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where Notes are in the form of certificated Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(3)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes imposed on transfers;

(4)	any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or with respect to any Guarantee;

(5)
any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of Notes to comply with any reasonable written request of the Issuer addressed to the holder or beneficial owner and made at least sixty (60) days before any such withholding or deduction would be payable to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by such Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)
any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the Issue Date (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(7)	any combination of items (1) through (6) above.
Such Additional Amounts will also not be payable where, had the beneficial owner of the applicable Note been the holder of such Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.
(b)    In addition to the foregoing, the Issuer and the Guarantors, as the case may be, will also pay and indemnify the holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Tax

Jurisdiction on the execution, delivery, issuance, sale, enforcement or registration of the Notes, this Indenture, any Guarantee or any other document or instrument referred to therein, or the receipt of any payments with respect thereto, (limited, solely in the case of taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (6) above, or any combination thereof).
(c)    If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any series of Notes or any related Guarantee, each of the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 30 days prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay such Additional Amounts to holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.
(d)    The Issuer or the relevant Guarantor will make all withholdings and deductions required by Applicable Law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with Applicable Law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity. Upon reasonable request, copies of Tax receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the holders or beneficial owners of the Notes.
(e)    Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(f)    The above obligations will survive any termination, defeasance or discharge of this Indenture, and any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction under the laws of which any successor Person to the Issuer or any Guarantor is incorporated or organized or in which any successor Person to the Issuer or any Guarantor is engaged in business for tax purposes or resident for tax purposes (and any political subdivision or governmental authority thereof or therein having power to tax) and any jurisdiction from or through which payment is made by or on behalf of such Person on the Notes or any Guarantee and any political subdivision thereof or therein.

Section 4.11    Limitation on Non-Guarantor Subsidiary Indebtedness.
The Issuer will not permit any of its Subsidiaries which is not a Guarantor to incur any indebtedness; provided, however, that an aggregate principal amount of indebtedness at any time outstanding not in excess of the greater of (i) $1,000.0 million (or the equivalent in other currencies) and (ii) six percent (6%) of Total Assets may be incurred by its Subsidiaries which are not Guarantors.
Section 4.12    Maintenance of Listing.
The Issuer will use its commercially reasonable efforts to obtain and, for so long as the Notes are outstanding, maintain the listing of such Notes on Euronext Dublin or, if at any time the Issuer determines that it will not obtain or maintain such listing on Euronext Dublin, it will use its commercially reasonable efforts to obtain (prior to delisting) and thereafter maintain a listing of the Notes on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.
Section 4.13    Post-Closing Matters.
As soon as reasonably possible, and in any event within 90 days of the Issue Date, the Issuer shall ensure that an extension or confirmation of the pledge of the quotas of the Italian Guarantor is executed to secure the Issuer’s obligations under the Notes and to obtain all approvals, make all filings and take all other actions necessary to give effect to the foregoing.
As soon as reasonably possible, and in any event within 90 days of the Issue Date, the Issuer shall ensure that an extension or confirmation of the pledge of all of the issued common stock of IGT US Holdco is executed to secure the Issuer’s obligations under the Notes and to obtain all approvals, make all filings and take all other actions necessary to give effect to the foregoing.
Section 4.14    Additional Intercreditor Agreements.
(a)    At the request of the Issuer and without the consent of the holders of Notes, in connection with the incurrence by the Issuer or the Guarantors of indebtedness permitted under this Indenture, the Issuer, the Guarantors, the Trustee and the Security Agent shall enter into with the holders of such indebtedness (or their duly authorized representatives) an intercreditor agreement (an “Additional Intercreditor Agreement”) or a restatement, amendment or other modification of the Intercreditor Agreement, in each case on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the holders of Notes), including containing substantially the same terms with respect to release of Guarantees and priority and release of the Security Interests; provided, however, that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or Security Agent or, in the opinion of the Trustee or Security Agent, as applicable, adversely affect the rights, duties, liabilities or immunities of the Trustee or Security Agent under this Indenture or the Intercreditor Agreement.

(b)    At the written direction of the Issuer and without the consent of the holders of Notes, the Trustee and the Security Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement to: (1) cure any ambiguity, omission, defect or inconsistency of any such agreement, (2) increase the amount or types of indebtedness covered by any such agreement that may be incurred by the Issuer or a Guarantor that is subject to any such agreement (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new indebtedness ranking junior or pari passu in right of payment to the Notes), (3) add Guarantors to the Intercreditor Agreement or an Additional Intercreditor Agreement, (4) further secure the Notes, (5) make provision for equal and ratable security interests and pledges with respect to the Collateral to secure Additional Notes, (6) implement any Permitted Liens (including junior liens, pari passu liens and liens benefiting from priority rights of turnover in respect of proceeds of enforcement), (7) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof or (8) make any other change to any such agreement that does not adversely affect the holders of Notes in any material respect. The Issuer shall not otherwise direct the Trustee or the Security Agent to enter into any amendment to the Intercreditor Agreement or any Additional Intercreditor Agreement without the consent of the Holders of the majority in aggregate principal amount of the Notes then outstanding, except as otherwise permitted under Article 9 of this Indenture and as permitted under the Intercreditor Agreement or any Additional Intercreditor Agreement and the Issuer may only direct the Trustee and the Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or Security Agent or, in the opinion of the Trustee or Security Agent, adversely affect their respective rights, duties, liabilities or immunities under this Indenture or the Intercreditor Agreement or any Additional Intercreditor Agreement.
(c)    In relation to the Intercreditor Agreement or any Additional Intercreditor Agreement, the Trustee shall consent on behalf of the holders of Notes to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes or the Guarantees thereby.
(d)    Each holder of Notes, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement and any Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein) and to have directed the Trustee or Security Agent, as applicable, to enter into (or accede to) the Intercreditor Agreement and any such Additional Intercreditor Agreement.
ARTICLE 5.
SUCCESSORS
Section 5.01    Consolidation, Merger and Sale of Assets.
(a)    The Issuer may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the

Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(1)
either (a) the Issuer is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company incorporated or organized under the laws of any member state of the European Union, any member of the United Kingdom, Switzerland, Canada, the United States, any state of the United States or the District of Columbia; provided, however, that if the Person is a partnership or limited liability company, then a corporation wholly‑owned by such Person incorporated or organized under the laws of any member state of the European Union, any member of the United Kingdom, Switzerland, Canada, the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co‑issuer of the Notes pursuant to supplemental indentures duly executed by the Trustee;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to documents in such form as are reasonably satisfactory to the Trustee; and

(3)	immediately after such transaction, no Default or Event of Default exists.
(b)    In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its and its Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any other Person.
(c)    A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or a Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.
(d)    Section 5.01 will not apply to:
(A)    a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction or forming a direct holding company of the Issuer; and
(B)    any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries, including by way of merger or consolidation.
Section 5.02    Successor Corporation Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or the Guarantors,

in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer or the Guarantors, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or the “Guarantors”, as applicable, shall refer instead to the successor Person and not to the Issuer or the relevant Guarantor, as applicable), and may exercise every right and power of the predecessor Issuer or Guarantor, as applicable, under the Notes, this Indenture and the Security Documents with the same effect as if such successor Person had been named as Issuer or Guarantor, as applicable, herein and therein and the predecessor Issuer or Guarantor, as applicable, shall be discharged from all obligations under the Notes, this Indenture, the Security Documents and any supplemental indenture, as applicable; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, conveyance, transfer or lease of all of the assets of or a consolidation or merger of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default” with respect to the Notes:
(a)    default for thirty (30) days in the payment when due of interest on the Notes;
(b)    default in payment when due of the principal of, or premium, if any, on the Notes;
(c)    failure by the Issuer or a Guarantor to comply with any covenant in this Indenture (other than a default specified in clause (A) or (B) above) for sixty (60) days after written notice specified in Section 6.02(b) below;
(d)    default under any document evidencing any indebtedness for borrowed money by the Issuer or any Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:
(A)    is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or
(B)    results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $120.0 million (or the equivalent in other currencies) or more; provided, however, that this clause (d) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion);
(e)    failure by the Issuer or any Significant Subsidiary or group of Guarantors that, taken as a whole would constitute a Significant Subsidiary, to pay final judgments, orders or decrees (not subject to appeal) entered by a court or courts of competent jurisdiction aggregating in excess of $120.0 million (or the equivalent in other currencies) (exclusive of any amounts covered by insurance policies issued by reputable and creditworthy insurance companies), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree (by reason of pending appeal, waiver or otherwise) shall not have been in effect;
(f)    the Security Interests purported to be created under any Security Document (other than in accordance with the terms of the relevant Security Document, the Intercreditor Agreement, any Additional Intercreditor Agreement and this Indenture) with respect to Collateral having a Fair Market Value in excess of $30.0 million (or the equivalent in other currencies) will, at any time, cease to be in full force and effect and constitute a valid and perfected security interest or pledge with the priority required by the applicable Security Document, the Intercreditor Agreement or any Additional Intercreditor Agreement for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or in accordance with the terms of the Intercreditor Agreement, any Additional Intercreditor Agreement or the Security Documents or any Security Interest purported to be created under any Security Document is declared invalid or unenforceable or the Issuer or any Guarantor granting such Security Interest asserts, in any pleading in any court of competent jurisdiction, that any such Security Interest is invalid or unenforceable and such failure to be in full force and effect or such assertion has continued uncured for a period of 15 days;
(g)    except as permitted by this Indenture, any Guarantee of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Guarantees; and
(h)    the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;

(C)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors; or
(E)    admits in writing its inability to pay its debts generally as they become due; and
(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(B)    appoints a custodian or administrator of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
(C)    orders the liquidation of the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for sixty (60) consecutive days.
Section 6.02    Acceleration.
(a)    If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs and is continuing, then the principal of, premium, if any, and Additional Amounts and accrued and unpaid interest on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)    If an Event of Default (other than as specified in clause (h) or (i) of Section 6.01 above) occurs and is continuing, the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable.
Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest, premium and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of this Indenture. Subject to the provisions of the Intercreditor Agreement and any Additional Intercreditor Agreement, the Trustee may direct the Security Agent to take enforcement action with respect to the Collateral upon an Event of Default.
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, and all rights of action and claims under the Security Documents may be prosecuted or enforced under the Security Documents by the Security Agent as directed by the Trustee, without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by any of the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be distributed in accordance with Section 6.10 hereof.
A delay or omission by the Trustee, the Security Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No right or remedy is intended to be exclusive of any other right or remedy, and all rights and remedies (whether provided hereunder or now or hereafter existing at law or in equity or otherwise) are cumulative to the extent permitted by law. Every right and remedy given by this Article 6 to the Trustee, the Security Agent or to the Holders may be exercised from time to time, concurrently and as often as may be deemed expedient by the Trustee, the Security Agent or the Holders, as the case may be.
Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Section 6.04    Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to payment of principal, interest or Additional Amounts or premium, if any.
Section 6.06    Limitation on Suits.
In case an Event of Default occurs and is continuing under this Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to this Indenture unless:
(a)    such holder has previously given the Trustee notice that an Event of Default is continuing;
(b)    holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes that are then outstanding have requested the Trustee to pursue the remedy;
(c)    such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(d)    the Trustee has not complied with such request within sixty (60) days after the receipt thereof and the offer of security or indemnity; and
(e)    holders of a majority in aggregate principal amount of the Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60‑day period.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, interest and premium, Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring proceedings for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of Holders of not less than ninety percent (90%) of the then outstanding aggregate principal amount of the Notes.
Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 6.09        Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer, any Guarantor or any other obligor upon the Notes, their creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10        Priorities.
Subject to the Security Documents, the Intercreditor Agreement and any Additional Intercreditor Agreement, all moneys received by the Trustee or the Security Agent under this Indenture or any Security Document shall be held by the Trustee or the Security Agent, as applicable, in trust to apply them (subject to any legal privilege (if any) pursuant to any applicable Bankruptcy Law or any other applicable law):
First: to the Trustee, the Security Agent and any of their respective agents and attorneys for amounts due under Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances, if any, made, by the Trustee or the Security Agent and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes, on the principal of, or premium, interest, Additional Amounts, if any, on the Notes, pari passu and ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes, on the principal of, premium, interest, Additional Amounts, if any, respectively; and

Third: to the Issuer, any Guarantor or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. This Section 6.10 is subject at all times to the provisions set forth in Section 13.02. For the avoidance of doubt, in the event of any conflict between this Section 6.10 and the Security Documents, the Security Documents shall prevail.
Section 6.11        Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Security Agent for any action taken or omitted by it as a Trustee or as the Security Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Security Agent, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than ten percent (10%) in principal amount of the then outstanding Notes.
Section 6.12        Agents.
The Trustee shall be entitled to require the Paying Agent to act under its direction following the occurrence and continuance of a Default or Event of Default.
Section 6.13    Restoration of Rights and Remedies.
If the Trustee, the Security Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined in a final judgment adversely to the Trustee or to the Security Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee, the Security Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Security Agent and the Holders shall continue as though no such proceeding had been instituted.
ARTICLE 7.
TRUSTEE AND SECURITY AGENT
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines as unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it in its sole discretion against all losses, liabilities, fees and expenses caused by taking or not taking such action in accordance with Section 7.06 hereof.
(b)    Except during the continuance of an Event of Default:
(A)    the duties of the Trustee and the Security Agent shall be determined solely by the express provisions of this Indenture, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents and the Trustee and the Security Agent need perform only those duties that are specifically set forth in this Indenture, the Intercreditor Agreement and any Additional Intercreditor Agreement and no others, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee or the Security Agent; and
(B)    the Trustee and the Security Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Security Agent and conforming to the requirements of this Indenture or the relevant Security Documents. However, the Trustee and the Security Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.
(c)    Each Holder, by its holding of a Note is deemed to direct the Security Agent to execute and deliver, if necessary, and act as beneficiary under, the Security Documents to which the Security Agent is a party on behalf of the Holders under this Indenture. The Security Agent shall only act at the direction of the Trustee, subject to its rights herein and in the Security Documents. The Security Agent shall be merely an agent and have no fiduciary duties to the Trustee or the Holders.
(d)    Each Holder, by its acceptance of any Notes and the Guarantees of the Notes by the Guarantors, consents to the terms of the Intercreditor Agreement, any Additional Intercreditor Agreement and any other Security Documents to which the Trustee may be a party (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into and perform its obligations and exercise its rights under the Intercreditor Agreement, any Additional Intercreditor Agreement and such Security Documents in accordance therewith, to bind the Holders on the terms set forth in the Intercreditor Agreement, any Additional Intercreditor Agreement and such Security Documents and to execute any and all documents, amendments, waivers, consents, releases or other instruments authorized or required to be executed by it pursuant to the terms thereof.

(e)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct except that:
(A)    this Section 7.01(e) does not limit the effect of Section 7.01(b);
(B)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(C)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(f)    Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents that in any way relates to the Trustee or the Security Agent, as applicable, is subject to clauses (a), (b), (d), (e) and (g) of this Section 7.01.
(g)    No provision of this Indenture or any Security Document shall require the Trustee, any Agent or the Security Agent to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder or under the Security Documents.
(h)    None of the Trustee, the Security Agent or any Agent shall be liable for interest on any money received by it or to make any investments except as the Trustee or the Security Agent, as applicable, may agree in writing with the Issuer. Money held in trust by the Trustee, the Security Agent or Agents, as applicable, need not be segregated from other funds except to the extent required by law.
(i)    Neither the Trustee nor the Security Agent shall be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer of the Trustee or the Security Agent, as applicable, has received written notice thereof (addressed as provided in Section 12.01), as applicable, and such notice clearly references the Notes, the Issuer or this Indenture.
(j)    The rights, privileges and protections of the Trustee and the Security Agent set forth in this Article 7 shall apply equally in respect of the any other document to which the Trustee or the Security Agent is a party.
Section 7.02    Rights of Trustee and the Security Agent.
(a)    The Trustee and the Security Agent may conclusively rely upon and will be protected in acting or refraining from acting upon, whether in its original, facsimile or other electronic form, any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Security Agent need investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

(b)    Before the Trustee or the Security Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee and the Security Agent shall not be liable for any action taken or not taken in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, as the case may be. The Trustee and the Security Agent may consult with professional advisers (including counsel) and the advice or written advice of such professional adviser or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon.
(c)    The Trustee and the Security Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. In addition, the Security Agent may delegate duties as provided in the Security Documents.
(d)    Neither the Trustee nor the Security Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture or the relevant Security Document, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Authorized Officer of the Issuer or a member of the Issuer’s board of directors.
(f)    Neither the Trustee nor the Security Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture, the Intercreditor Agreement, any Additional Intercreditor Agreement or any Security Document at the request or direction of any Holder unless such Holder shall have offered to the Trustee or the Security Agent, as applicable, security or indemnity satisfactory to them against the losses, liabilities and expenses that might be incurred by them in compliance with such request or direction.
(g)    Neither the Trustee nor the Security Agent shall have any duty to inquire as to the performance of the covenants of the Issuer or its Subsidiaries in Article 4. In addition, neither the Trustee nor the Security Agent shall be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer shall have received written notification. Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(h)    Neither the Trustee nor the Security Agent shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee or the Security Agent, including their right to be indemnified or secured, are extended to, and shall be enforceable by, each of The Bank of New York Mellon, London Branch, and The Bank of New York Mellon SA/NV, Luxembourg Branch, in each case in each of its respective capacities hereunder, and each agent, custodian and other person employed to act hereunder. Absent willful misconduct or negligence, each Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party. Each Agent’s obligations and duties are several and not joint.
(j)    If any Guarantor is substituted to make payments on behalf of the Issuer pursuant to Article 10, the Issuer shall promptly notify the Trustee of such substitution.
(k)    In the event the Trustee receives inconsistent or conflicting requests and indemnity from two (2) or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture and the Security Documents, the Trustee in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.
(l)    [Reserved].
(m)    Neither the Trustee nor the Security Agent is required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.
(n)    The permissive right of the Trustee and the Security Agent to take the actions permitted by this Indenture or the Security Documents shall not be construed as an obligation or duty to do so.
(o)    Neither the Trustee nor the Security Agent will be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture or the Security Documents by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(p)    Neither the Trustee nor the Security Agent shall under any circumstances be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer, any Guarantor, any Subsidiary or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable.
(q)    Neither the Trustee nor the Security Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee and the Security Agent, in their sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Security Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.
(r)    The Trustee or the Security Agent may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(s)    No provision of this Indenture or any Security Document shall require the Trustee or the Security Agent to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.
(t)    The Trustee or the Security Agent may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.
(u)    The Trustee and the Security Agent may retain professional advisors to assist them in performing their duties under this Indenture and the Security Documents. The Trustee and the Security Agent may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture, the Notes and the Security Documents shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them hereunder in good faith and in reliance on the advice or opinion of such counsel.
(v)    The Trustee and the Security Agent may assume without inquiry in the absence of actual knowledge that each of the Issuer and the Guarantors is duly complying with its obligations contained in this Indenture and the Security Documents required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.
(w)    The Security Agent shall accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Collateral and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to the Collateral or any part thereof, whether such defect or failure was known to the Security Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not, and shall have no responsibility for the validity, value or sufficiency of the Collateral.
(x)    Without prejudice to the provisions hereof, neither the Trustee nor the Security Agent shall be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect thereof, or to require any other Person to maintain any such insurance and neither shall be responsible for any loss, expense or liability which may be suffered as a result of any assets comprised in the Collateral being uninsured or inadequately insured.

(y)    Neither the Trustee nor the Security Agent shall be responsible for any loss, expense or liability occasioned to the Collateral, howsoever caused, by the Security Agent or by any act or omission on the part of any other Person (including any bank, broker, depositary, warehouseman or other intermediary or by any clearing system or other operator thereof), or otherwise, unless such loss is occasioned by the willful misconduct or fraud of the Security Agent or the Trustee, as the case may be.
(z)    Beyond the exercise of reasonable care in the custody thereof, the Security Agent shall have no duty or liability as to the Collateral (if any) in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Security Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the priority, perfection or validity of any security interest in the Collateral. The Security Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Security Agent in good faith.
(aa)    At any time that the security granted pursuant to the Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such security, the Trustee is not required to give any direction to the Security Agent with respect thereto unless it has been indemnified or secured to its satisfaction in accordance with this Indenture. In any event, in connection with any enforcement of such security, the Trustee is not responsible for:
(A)    any failure of the Security Agent to enforce such security within a reasonable time or at all;
(B)    any failure of the Security Agent to pay over the proceeds of enforcement of the security;
(C)    any failure of the Security Agent to realize such security for the best price obtainable;
(D)    monitoring the activities of the Security Agent in relation to such enforcement;
(E)    taking any enforcement action itself in relation to such security;
(F)    agreeing to any proposed course of action by the Security Agent which could result in the Trustee incurring any liability for its own account; or
(G)    paying any fees, costs or expenses of the Security Agent.

Section 7.03    Individual Rights of Trustee and the Security Agent.
The Trustee or the Security Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor with the same rights it would have if it were not Trustee or Security Agent. However, in the event that the Trustee acquires any conflicting interest as such term is used in Section 310(b) of the U.S. Trust Indenture Act of 1940, as amended, it must eliminate such conflict within ninety (90) days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 and Section 7.10 hereof.
Section 7.04    Disclaimer for Trustee and Security Agent.
Neither the Trustee nor the Security Agent shall be responsible for and neither the Trustee nor the Security Agent makes any representation as to the validity or adequacy of this Indenture, the Notes, any Security Document or the Collateral. Neither the Trustee nor the Security Agent shall be accountable for the Issuer’s use of the proceeds from the Notes and neither shall be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture or any Security Document other than its certificate of authentication. The Trustee and the Security Agent shall be entitled to assume without inquiry that the Issuer has performed in accordance with all the provisions in this Indenture, unless notified to the contrary.
Section 7.05    Notice of Defaults.
Subject to Section 7.02(g), if a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Default or Event of Default within ninety (90) Business Days after it becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06    Compensation and Indemnity.
(a)    The Issuer and each Guarantor, jointly and severally, shall pay to each of the Trustee, the Security Agent and Agents from time to time such compensation as shall be agreed in writing for their respective services hereunder. None of the Trustee’s, the Security Agent’s or the Agents’ compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer, and each Guarantor, jointly and severally, shall reimburse each of the Trustee and the Security Agent promptly upon request for all disbursements, advances (if any) and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the compensation, disbursements and expenses of the Trustee’s and the Security Agent’s respective agents and counsel.
(b)    The Issuer and each Guarantor, jointly and severally, shall indemnify each of the Trustee and the Security Agent (which for purposes of this Section 7.06(b) shall include their respective officers, directors, employees and agents) against any and all losses, liabilities, charges or expenses incurred by them arising out of, or in connection with, the acceptance or administration of their duties (including any management time spent) under this Indenture, the Security Documents, the Intercreditor Agreement, any Additional Intercreditor Agreement, any supplemental indenture, supplemental intercreditor agreement, supplemental additional intercreditor agreements or accession agreement or the Notes or in any other role performed by the Trustee or the Security Agent, as applicable, under said documents, including the costs and expenses of, and taxes paid by the Trustee or the Security Agent in connection with, enforcing this Indenture, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents against the Issuer and the Guarantors (including this Section 7.06(b)) and defending themselves against any claim (whether asserted by the Issuer, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Security Documents, except to the extent any such loss, liability or expense may be attributable to (x) in the case of the Trustee, the Trustee’s willful misconduct, gross negligence or bad faith or (y) in the case of the Security Agent, the Security Agent’s willful misconduct, gross negligence or bad faith. Except where the interests of the Issuer and the Guarantors, on the one hand, and the Trustee or the Security Agent, as applicable, on the other hand, may be adverse, the Trustee or the Security Agent, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Security Agent, as applicable, to so notify the Issuer shall not relieve the Issuer or any of the Guarantors of its obligations hereunder. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)    To secure the Issuer’s and any Guarantor’s payment obligations in this Section 7.06, the Trustee and the Security Agent shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Security Agent, in their capacity as Trustee and Security Agent, except on money or property held in trust to pay principal of, premium, if any, Additional Amounts, if any, and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.
(d)    Without prejudice to any other rights available to the Trustee or Security Agent, when the Trustee or the Security Agent incurs expenses or renders services after an Event of Default specified in Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(e)    The indemnity contained in this Section 7.06 shall survive the discharge or termination of this Indenture and shall continue for the benefit of the Trustee, the Security Agent and each Agent notwithstanding its resignation or retirement.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee and the Security Agent in this Section 7.06, including their right to be indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon, London Branch and The Bank of New York Mellon SA/NV, Luxembourg Branch and Persons employed by the Trustee to act hereunder.
Section 7.07    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(A)    the Trustee fails to comply with Section 7.09;
(B)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(C)    a custodian or public officer takes charge of the Trustee or its property; or
(D)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)    If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer or the Holders of at least ten percent (10%) in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided, however, that such appointment shall be reasonably satisfactory to the Issuer.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six (6) months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s and each Guarantor’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee or Security Agent by Merger.
If the Trustee or the Security Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity without any further act shall be the successor Trustee or Security Agent.
Section 7.09    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of England and Wales, the United States of America or of any state thereof or any country within the European Union and which is authorized under such laws to exercise corporate trustee power and is generally recognized as an entity which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum.
Section 7.10    Certain Provisions.
Each Holder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture and the Intercreditor Agreement or other documents entered into in connection therewith.
The Trustee shall not be responsible for the legality, validity, effectiveness, suitability, adequacy or enforceability of the Security Documents or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any Person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court. The Trustee shall be under no obligation to monitor or supervise the functions of the Security Agent under the Security Documents and shall be entitled to assume that the Security Agent is properly performing its functions and obligations thereunder and the Trustee shall not be responsible for any diminution in the value of or loss occasioned to the assets subject thereto by reason of the act or omission by the Security Agent in relation to its functions thereunder. The Trustee shall have no responsibility whatsoever to the Issuer, any Guarantor or any Holder as regards any deficiency which might arise because the Trustee is subject to any tax in respect of the Security Documents, the security created thereby or any part thereof or any income therefrom or any proceeds thereof.
Section 7.11    Agents.

Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and the Issuer. The Issuer may remove any Agent at any time by giving thirty (30) days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06.
Section 7.12    Force Majeure.
In no event shall the Trustee, the Security Agent and Agents be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee, the Security Agent and Agents, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 7.13    USA Patriot Act.
The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the USA Patriot Act, BNY Mellon Corporate Trustee Services Limited, The Bank of New York Mellon, London Branch and The Bank of New York Mellon SA/NV, Luxembourg Branch (together the “BNYM Entities”), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer and the Guarantors undertake to provide the BNYM Entities with such information as it may request in order for the BNYM Entities to satisfy the requirements of the USA Patriot Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.
Section 7.14    Tax Compliance.
In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (i) to provide to the Trustee and the Paying Agent sufficient information about the parties or transactions (including any modification to the terms of such transactions) so the Trustee and the Paying Agent can determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law for which the Trustee and the Paying Agent shall not have any liability. The terms of this Section 7.14 shall survive the termination of this Indenture.
Section 7.15    Contractual Recognition of Bail-In Powers.
Notwithstanding any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Indenture acknowledges, accepts, and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:
(A)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(B)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);
(C)    the cancellation of the BRRD Liability;
(D)    the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at its option evidenced by a resolution of its board of directors set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors, subject to the satisfaction of the conditions set forth in Section 8.04, will be deemed to have been discharged from their obligations with respect to all or any series of Notes issued under this Indenture and the Guarantees, respectively, and to have cured all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under this Indenture, the Notes and any supplemental indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(A)    the rights of holders of the applicable series of Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to in Section 8.04;
(B)    the Issuer’s obligations with respect to the applicable series of Notes under Article 2 and Section 4.02;
(C)    the rights, powers, trusts, duties and immunities of the Trustee, the Security Agent and the Agents and the obligations of the Issuer and the Guarantors in connection therewith (including Section 7.06); and
(D)    this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Article 4 (other than Sections 4.01, 4.02 (solely to the extent necessary to carry out its obligations that remain under this Indenture), 4.04 (solely with respect to obligations under covenants that are not released) and 4.05) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and any supplemental indenture, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 with respect to the applicable series of Notes, but, except as specified above, the remainder of this Indenture and such Notes and any supplemental indenture shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the Events of Default set forth in Section 6.01 (except those relating to payments on the Notes or, solely with respect to the Issuer, clauses (h) and (i) of Section 6.01) shall not constitute Events of Default with respect to the applicable series of Notes.
Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(A)    the Issuer must irrevocably deposit with or as directed by the Trustee, in trust, for the benefit of the holders of the Notes, cash in euro or euro-denominated European Government Obligations or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(B)    in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the Notes that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(C)    in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the Notes that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(D)    no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(E)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(F)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(G)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and European Government Obligations Held in Trust; Other Miscellaneous Provisions.
(a)    Subject to Section 8.06, all money and non‑callable European Government Obligations (including the proceeds thereof) deposited with or as directed by the Trustee (or with another qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
(b)    The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non‑callable European Government Obligations, as applicable, deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)    Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non‑callable European Government Obligations, as applicable, held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(A)), are in excess of the amount thereof that would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance, as applicable, of the type and scope originally effected by the Issuer pursuant to this Article 8.
Section 8.06    Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, interest or Additional Amounts on any Note and remaining unclaimed for two (2) years after such principal or interest (and Additional Amounts or premium, if any) has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, give notice to the Holders in accordance with Section 12.01 that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any euro or non‑callable European Government Obligations, as applicable, in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, interest or Additional Amounts on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
(a)    Notwithstanding Section 9.02 of this Indenture, the Issuer, the Security Agent and the Trustee (as applicable) may modify, amend or supplement this Indenture, the Notes, any Security Document, the Guarantees, the Intercreditor Agreement, any Additional Intercreditor Agreement or any supplemental indenture without the consent of any Holder:
(A)    to cure any ambiguity, omission, defect, error or inconsistency;
(B)    to provide for uncertificated Notes in addition to or in place of the certificated Notes;
(C)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(D)    to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under this Indenture of any such holder;
(E)    to conform the text of this Indenture or the Notes to any provision of the sections titled “Description of the Notes”, taken together, in the Offering Memorandum to the extent that such provision in such sections of the Offering Memorandum was intended to be a verbatim or substantially verbatim recitation of a provision of this Indenture, such Notes or the Guarantees;
(F)    to release any Guarantee in accordance with the terms of this Indenture;
(G)    to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee or security agent pursuant to the requirements thereof;
(H)    to the extent necessary to grant a Security Interest, provided, however, that the granting of such Security Interest is not prohibited by this Indenture, the Intercreditor Agreement or any Additional Intercreditor Agreement and Section 4.09 is complied with;
(I)    make any change to the extent permitted by the covenant described under Section 4.14;
(J)    to provide for the issuance of additional series of Notes in accordance with the limitations set forth in this Indenture; or
(K)    to allow any Guarantor to execute a supplemental indenture or a joinder, as applicable, with respect to the Notes.
(b)    For the avoidance of doubt, no amendment to or deletion of, or actions taken in compliance with, the covenants described herein shall be deemed to impair or affect any rights of holders of Notes to receive payment of principal of, or premium, if any, or interest on, the Notes.
(c)    In formulating its decision on such matters, the Trustee and the Security Agent shall be entitled to require and rely absolutely on such evidence as it deems appropriate, including an Opinion of Counsel and an Officer’s Certificate on which the Trustee and the Security Agent may solely rely.
(d)    The consent of the Holders of Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender.
(e)    Upon the request of the Issuer, and upon receipt by the Trustee and the Security Agent of the documents described in Section 7.02(b), the Trustee and the Security Agent will join with the Issuer in the execution of any amended or supplemental indenture or other document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Security Agent will be obligated to enter into such amended or supplemental indenture or other document that affects its own rights, duties, protections, privileges, indemnities or immunities under this Indenture.
(f)    For so long as the Notes are listed on Euronext Dublin and the rules of such exchange so require, the Issuer will publish notice of any amendment, supplement and waiver in Ireland in a daily newspaper with general circulation in Ireland (which is expected to be the Irish Times). Such notice of any amendment, supplement and waiver may instead be published on the website of Euronext Dublin (www.ise.ie).
Section 9.02        With Consent of Holders of Notes.
(a)    Except as provided otherwise in Section 9.01 and this Section 9.02, the Issuer, the Trustee and the Security Agent (as applicable) may amend or supplement this Indenture, the Notes, the Guarantees, the Intercreditor Agreement, any Additional Intercreditor Agreement or any Security Document with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
(b)    Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Sections 9.05 and 12.02, the Trustee and the Security Agent will join with the Issuer in the execution of such amended or supplemental indenture or other document unless such amended or supplemental indenture or other document directly affects the Trustee’s or the Security Agent’s own rights, duties, protections, privileges, indemnities or immunities under this Indenture, or otherwise, in which case the Trustee or the Security Agent (as the case may be) may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or other document.
(c)    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail or otherwise deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or otherwise deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of such series of Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, any Security Document or any supplemental indenture. However, unless consented to by the holders of at least ninety percent (90%) of the aggregate principal amount of the Notes outstanding affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):
(A)    reduce the principal amount of any Notes whose holders must consent to an amendment, supplement or waiver;
(B)    reduce the principal of or extend the fixed maturity of such Notes or alter the provisions with respect to the redemption of such Notes (other than provisions relating to Section 4.08 and provisions relating to the number of days of notice to be given in the event of a redemption);
(C)    reduce the rate of or change the stated time for payment of interest on such Notes;
(D)    waive a Default or Event of Default in the payment of principal of, or interest or premium on such Notes (except pursuant to a rescission of acceleration of such Notes by the holders of a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);
(E)    make such Notes payable in currency other than that stated in such Notes;
(F)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of such Notes to receive payments of principal of, or interest or premium on such Notes;
(G)    waive a redemption payment with respect to any such Notes (other than a payment required by Section 4.08);
(H)    impair the right of any holder to receive payment of principal of and interest or Additional Amounts, if any, on such Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Notes;
(I)    make any change in Section 4.10 that adversely affects the right of any Holder of such Notes in any material respect or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agrees to pay Additional Amounts, if any, in respect thereof;
(J)    release all or substantially all of the Security Interests other than in accordance with the terms of the Security Documents, the Intercreditor Agreement, any applicable Additional Intercreditor Agreement or this Indenture;
(K)    release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(L)    make any change in the preceding amendment and waiver provisions.
(e)    Any amendment, supplement or waiver consented to by at least ninety percent (90%) of the aggregate principal amount of the then outstanding Notes will be binding against any non-consenting holders.
Section 9.03    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date of the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate, or cause the Authentication Agent to authenticate, the new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee and Security Agent to Sign Amendments.
The Trustee or the Security Agent, as the case may be, will sign any amended or supplemental indenture or other document authorized pursuant to this Article 9 if the amendment or supplement or other document does not adversely affect the rights, duties, protections, privileges, indemnities, liabilities or immunities of the Trustee or the Security Agent, as the case may be. In formulating its opinion on any of the matters in Section 9.01 and 9.02 and in executing any amended or supplemental indenture or other document, the Trustee and the Security Agent will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.02, (i) indemnity deemed satisfactory to them in their sole discretion; and (ii) an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other document is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.
ARTICLE 10.
GUARANTEES
Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, absolutely unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(A)    the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(B)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
(b)    Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(c)    Subject to this Article 10, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture the validity, perfection, non-perfection, lapse in perfection or priority of any security interest securing any of the obligations guaranteed by the Guarantors, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Without limiting the generality of the foregoing, each Guarantor’s liability under this Guarantee shall extend to all obligations under the Notes and this Indenture (including, without limitation, interest, fees, costs and expenses) that would be owed but for the fact that they are unenforceable or not allowable due to any proceeding under Bankruptcy Law involving the Issuer or any Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(d)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect, subject to this Article 10.
(e)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,

(1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non‑paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee or the limitations contained in this Article 10.
Section 10.02    Limitation on Guarantor Liability.
(a)    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under Applicable Laws relating to fraudulent conveyance, fraudulent transfer, improper corporate benefit, financial assistance or similar laws affecting the rights of creditors generally.
(b)    Limitations on the obligations of any Subsidiary that becomes a Guarantor after the Issue Date which are necessary to avoid any of the scenarios contemplated in clause (a) of this Section 10.02 may be set forth in a supplemental indenture hereto relating to such Guarantor and, for the avoidance of doubt, such limitations shall for all purposes have the same effect as if set out in full in this Section 10.02.
Section 10.03    Limitations on Guarantor Liability – Italy.
(a)    Notwithstanding anything to the contrary provided in this Indenture, the maximum amount that the Italian Guarantor will be required to pay under its Guarantee in respect of the obligations of the Issuer and any Subsidiary of the Issuer which is not a Subsidiary of the Italian Guarantor will be limited to the Pro Rata Share (as defined below) of:
(A)    the principal amount of the indebtedness of the Italian Guarantor (or any Subsidiary of the Italian Guarantor) as “Borrower” under and as defined in the Senior Revolving Credit Facilities Agreement and the Senior Term Loan Facility Agreement (including any refinancing thereof); and
(B)    the principal amount of all intercompany loans (whether documented by an intercompany loan agreement, a promissory note or otherwise) advanced (or granted) to the Italian Guarantor (or any Subsidiary of the Italian Guarantor) by the Issuer or any Subsidiary of the Issuer after the date of the Senior Revolving Credit Facilities Agreement, in each case under clauses (A) and (B) above, as such amounts are outstanding on the first date on which a demand is made upon the Italian Guarantor to pay under a Qualifying Guarantee (as defined below).

(b)    In any event, for the sole purposes of complying with Article 1938 of the Italian Civil Code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Guarantee shall not exceed €550.0 million (or its equivalent in another currency).
(c)    If any creditor or class of creditors of Senior Liabilities irrevocably and unconditionally waives such Senior Liabilities (as defined below) or agrees not to make a demand or fails to file a claim or a demand in the context of an insolvency, bankruptcy or similar proceedings resulting in the final and irrevocable discharge of such Senior Liabilities or finally and irrevocably barring any further right to claim for payments under the relevant Qualifying Guarantee, the Pro Rata Share will be recalculated as of the initial calculation date to exclude the Senior Liabilities owed to such creditor or class of creditors on such date and the Italian Guarantor will pay any additional amounts then due under its Guarantee.
(d)    The amount payable under the Guarantee of the Italian Guarantor will be calculated by reference to the amounts of the Senior Liabilities which are outstanding on the first date on which a demand is made upon the Italian Guarantor to pay under a Qualifying Guarantee of those Senior Liabilities. For the purposes of such calculation amounts which are not denominated in euro will be converted into the Euro Equivalent. The Issuer agrees to provide evidence of its indebtedness for the purposes of the calculation and to ensure that all relevant creditors are under an obligation to provide information to it so that it can comply with this obligation.
For purposes of Section 10.03(a) through (d), the following definitions shall mean:
“Italian Civil Code” means the Italian civil code (codice civile), enacted by Royal Decree No. 22 of March 16, 1942, as subsequently amended and supplemented.
“Pro Rata Share” means the proportion that the aggregate amount of the Senior Liabilities owed to the holders of Notes bears to the amount of all outstanding Senior Liabilities guaranteed by Qualifying Guarantees by the Italian Guarantor, as such Senior Liabilities are outstanding on the first date on which a demand is made upon the Italian Guarantor to pay under a Qualifying Guarantee.
“Qualifying Guarantees” means guarantees permitted or not prohibited to be given by the Italian Guarantor under the Senior Revolving Credit Facilities Agreement, the Senior Term Loan Facility Agreement and the Relevant Notes (including any Additional Notes), copies of which have been provided to the Security Agent, in respect of indebtedness which is permitted or not prohibited to be incurred by the Issuer and any Subsidiary of the Issuer under the Senior Revolving Credit Facilities Agreement, the Senior Term Loan Facility Agreement and the Relevant Notes (including any Additional Notes) and which contain a limitation equivalent to the limitation in the Guarantee of the Italian Guarantor (as certified by the Issuer to the Security Agent).
“Relevant Notes” means the Notes and the Existing Notes.

“Senior Liabilities” means all amounts that are “Senior Secured Liabilities” under and as defined in the Intercreditor Agreement or which do not constitute such liabilities solely because they are unsecured and the holders thereof have accordingly not become parties to the Intercreditor Agreement.
Section 10.04     Limitations on Guarantor Liability – Luxembourg.
(a)    Notwithstanding any other provision to the contrary provided in this Indenture, the Guarantee granted by any Guarantor which is incorporated and established in the Grand-Duchy of Luxembourg (a “Luxembourg Guarantor”) under this Article 10 for the obligations of any entity which is not a direct or indirect subsidiary of such Luxembourg Guarantor (the “Limited Guarantee”) shall, together with any similar guarantee obligations of such Luxembourg Guarantor under the Debt Documents (as defined in the Intercreditor Agreement), be limited at any time to an aggregate amount not exceeding the higher of:
(A)    ninety-five percent (95%) of such Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “2002 Law”)) determined as at the date on which a demand is made under the Limited Guarantee as stated in the Luxembourg Guarantor’s then most recently approved financial statements, increased by the amount of any Intra-Group Liabilities; and
(B)    ninety-five percent (95%) of such Luxembourg Guarantor’s capitaux propres (as referred to in article 34 of the 2002 Law) determined as at the date of this Indenture as stated in the Luxembourg Guarantor’s most recently approved financial statements at such date, increased by the amount of any Intra-Group Liabilities.
(b)    For the purpose of Section 10.04(a), “Intra-Group Liabilities” shall mean any amounts owed by the Luxembourg Guarantor to any other member of the group of companies to which it belongs and that have not been financed (directly or indirectly) by a borrowing under the Debt Documents.
(c)    In addition, the above limitation shall not apply to (a) any amounts (if any) borrowed directly or indirectly by or made available by whatever means to that Luxembourg Guarantor or any of its direct or indirect subsidiaries under the Debt Documents and (b) any amounts borrowed under the Debt Documents and on-lent to the Luxembourg Guarantor or any of its direct or indirect subsidiaries (in any form whatsoever).
Section 10.05    Limitations on Guarantor Liability – Germany.
(a)    The enforcement of the Guarantee created under Section 10.01 and any indemnity owing under this Indenture by a Guarantor incorporated and existing as a German limited liability company (Gesellschaft mit beschränkter Haftung) (a “German GmbH Guarantor”), shall be subject to the following limitations:

(b)    To the extent that the Guarantee secures, or to the extent that any indemnity of a German GmbH Guarantor would result in a payment of, liabilities of its direct or indirect shareholder(s) (an “Up-stream Guarantee”) or its affiliated companies (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than Subsidiaries of that German GmbH Guarantor) (a “Cross-stream Guarantee”) (save for any guarantees or indemnity in respect of funds to the extent they are on-lent, or otherwise passed on, and/or they replace or refinance funds which were on-lent, or otherwise passed on, in each case to that German GmbH Guarantor or its Subsidiaries, and such amount on-lent or otherwise passed on is not returned (if returned, a limitation will only apply to the extent the repayment has been proved by an up-to-date balance sheet)), the Guarantee or such indemnity shall not be enforced at the time of the respective Payment Demand (as defined below) if and only to the extent the German GmbH Guarantor demonstrates that the enforcement would have the effect of:
(A)    causing the relevant German GmbH Guarantor’s Net Assets to be reduced to an amount less than its stated share capital (Stammkapital), or
(B)    (if its Net Assets are already below its stated share capital) causing such amount to be further reduced, and thereby affecting its assets required for the maintenance of its stated share capital (Stammkapital) pursuant to sections 30, 31 German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”) (as applicable at the time of enforcement) (each of the circumstances set out in sub-paragraphs (A) and (B) above, respectively a “Capital Impairment”).
(c)    “Net Assets” means the relevant company’s net assets (Nettovermögen) the value of which shall generally be determined in accordance with the German Commercial Code (Handelsgesetzbuch) (“HGB”) consistently applied by the German GmbH Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to Section 42 GmbHG, Sections 242, 264 HGB) in previous years, save that:
(A)    the amount of any increase of the stated share capital (Erhöhung des Stammkapitals) after the date of this Indenture (1) that has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or (2) to the extent that it is not fully paid up, shall be deducted from the stated share capital;
(B)    loans received by, and other contractual liabilities of, the relevant German GmbH Guarantor which are subordinated within the meaning of section 39 sub-section 1 no. 5 or section 39 sub-section 2 of the German Insolvency Code (Insolvenzordnung) (contractually or by law) shall be disregarded;
(C)    loans and other contractual liabilities incurred by the relevant German GmbH Guarantor in violation of the provisions of this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement shall be disregarded; and

(D)    the costs of the Auditors’ Determination (as defined below) shall be taken into account either as a reduction of assets or as an increase of liabilities.
(d)    The limitations set out in Section 10.05(b) only apply if within ten (10) Business Days following receipt from the Trustee or, in case the Holders are entitled to demand payment, from a Holder, of a notice stating that it demands payment under the Guarantee or indemnity from the relevant German GmbH Guarantor (the “Payment Demand”) (during which up to ten (10) Business Days period (but no longer than until the receipt of the Management Determination) the enforcement shall be excluded), the managing director(s) of such German GmbH Guarantor has (have) confirmed in writing to the Trustee or, in case the Holders are entitled to demand payment, to the demanding Holder(s) (the “Management Determination”):
(A)    to what extent the Guarantee or indemnity is an Up-stream Guarantee or a Cross-stream Guarantee as described in Section 10.05(b) above; and
(B)    in case the German GmbH Guarantor claims the occurrence of a Capital Impairment, which amount of such Up-stream Guarantee and/or Cross-stream Guarantee cannot be enforced as the respective German GmbH Guarantor’s Net Assets are below its stated share capital or such enforcement would cause such German GmbH Guarantor’s Net Assets to be reduced to an amount below its stated share capital, as a result of which such enforcement would lead to a violation of the capital maintenance rules as set out in sections 30, 31 GmbHG, and such confirmation is supported by an up-to-date balance sheet of such German GmbH Guarantor together with a detailed calculation of the amount of such German GmbH Guarantor’s Net Assets taking into account the adjustments and obligations set forth in Section 10.05(c) above.
The Management Determination shall be prepared as of the date of the Payment Demand. The Trustee or, in case the Holders are entitled to demand payment of the Guarantee, a Holder, shall then be entitled to enforce the Guarantee or indemnity in an amount which would, in accordance with the Management Determination, not result in a Capital Impairment.
(e)    Following the Trustee’s or the Holder’s receipt, as applicable, of the Management Determination, the relevant German GmbH Guarantor shall deliver to the Trustee or, in case the Holders are entitled to demand payment, to the demanding Holder(s), within twenty (20) Business Days of the Trustee’s or a Holder’s request an up-to-date balance sheet together with a detailed calculation of the amount of the Net Assets of the German GmbH Guarantor, drawn-up by an auditor of international standard and reputation appointed by the relevant German GmbH Guarantor taking into account the adjustments and obligations as set forth in Sections 10.05(c) and 10.05(d) above (the “Auditors’ Determination”). The Auditors’ Determination shall be prepared as of the date of the Payment Demand in accordance with the accounting principles as consistently applied and shall be binding on the Trustee and the Holders. The Trustee or, in case the Holders are entitled to demand payment, a Holder shall then be entitled to enforce the Guarantee or indemnity in an amount which would, in accordance with the Auditor’s Determination, not result in a Capital Impairment.

(f)    Each German GmbH Guarantor shall use its best efforts to realize within three (3) months after receipt of the Payment Demand and of a request from the Trustee or, in case the Holders are entitled to demand payment, from a Holder, to the extent legally permitted, any and all of its assets that are (i) shown in the balance sheet with a book value (Buchwert) that is substantially lower (at least thirty percent (30%) lower) than the market value of the assets and (ii) not required for continuing its business (betriebsnotwendig), if the German GmbH Guarantor claims the occurrence of a Capital Impairment. After the expiry of such three (3) months period the German GmbH Guarantor shall, within ten (10) Business Days, notify the Trustee or, in case the Holders are entitled to demand payment, the demanding Holder(s) of (i) the amount of the proceeds from the sale and (ii) submit a statement setting forth a new calculation of the amount of the Net Assets of the German GmbH Guarantor taking into account such proceeds (the “New Calculation”). The New Calculation shall, upon the request from the Trustee or, in case the Holders are entitled to demand payment, from a Holder, be confirmed by the auditors referred to in Section 10.05(e) above within a period of twenty (20) Business Days following the request (the “Audited New Calculation”). The Audited New Calculation shall be binding on the Trustee and the Holders. The Trustee or, in case the Holders are entitled to demand payment, a Holder shall then be entitled to enforce the Guarantee or indemnity in an amount which would, in accordance with the New Calculation or, if an Audited New Calculation has been requested, with the Audited New Calculation, not result in a Capital Impairment.
(g)    The restrictions set forth Section 10.05(b) above shall only apply, if so long as and to the extent that:
(A)    the relevant German GmbH Guarantor has complied with its obligations pursuant to Sections 10.05(d) through 10.05(f) above;
(B)    the relevant German GmbH Guarantor is not a party to a profit and loss sharing agreement (Gewinnabführungsvertrag) and/or a domination agreement (Beherrschungsvertrag) where the relevant German GmbH Guarantor is the dominated entity (beherrschtes Unternehmen) and/or the entity being obliged to share its profits with the other party of such profit and loss sharing agreement which agreement provides the relevant German GmbH Guarantor with a fully valuable (werthaltig) compensation claim against the dominating entity (herschendes Unternehmen), provided that such fully valuable compensation claim shall no longer be required (and the absence of such claim would not hold up the applicability of any limitations hereunder) if, at the time of enforcement, section 30 sub-section 1 sentence 2 (first alternative) GmbHG has been construed by a ruling of the German Federal Court of Justice (Bundesgerichtshof) in a way that such compensation claim is not required for the application of section 30 sub-section 1 sentence 2 (first alternative) GmbHG; and
(C)    the relevant German GmbH Guarantor does, at the time of the Payment Demand, not hold a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs-oder Rückgewähranspruch) of any amount so paid against the relevant shareholder.

(h)    No limitations under this Section 10.05 will prejudice the rights of the Trustee and the Holders to enforce the Guarantee and any indemnity again at any time (subject always to the operation of the limitations set forth above at the time of such further enforcement).
(i)    This Section 10.05 shall apply mutatis mutandis to a Guarantor organized and existing as a partnership with a German limited liability company as unlimited liable partner (e.g., GmbH & Co. KG), provided that in such case and for the purpose of this Section 10.05 only, any reference to such Guarantor’s net assets (Reinvermögen) shall be deemed to be a reference to the net assets (Reinvermögen) of such unlimited liable partner in the form of limited liability company.
(j)    For the purpose of this Section 10.05, the Trustee may rely on Article 7 of this Indenture.
Section 10.06    Execution and Delivery of Guarantee.
Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.
Each Guarantor agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
In the event that any Subsidiary of the Issuer is required to by Section 4.12 to become a Guarantor, the Issuer will cause such Subsidiary to: (i) execute a supplemental indenture in the form of Exhibit D to this Indenture and (ii) comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.
Section 10.07    Successor Guarantor Substituted.
In case of any consolidation, merger, sale or conveyance in compliance with Section 5.01(2) and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.
Section 10.08    Releases.
(a)    The Guarantee of a Guarantor will terminate and be released automatically:

(A)    in connection with any sale or disposition of all or substantially all of the assets of the applicable Guarantor (including by way of merger or consolidation) or Capital Stock of the applicable Guarantor (and the applicable Guarantor ceases to be a Subsidiary of the Issuer), in each case to a Person other than the Issuer or another Guarantor, if the sale or other disposition does not violate this Indenture;
(B)    in accordance with an enforcement action pursuant to the provisions of the Intercreditor Agreement or any Additional Intercreditor Agreement;
(C)    upon the Notes having achieved Investment Grade Status, so long as no other indebtedness is at that time guaranteed by the relevant Guarantor in a manner that would require the granting of a Guarantee pursuant to Section 4.12 of this Indenture; provided that at any time the Notes cease to have Investment Grade Status, to the extent permitted by Applicable Law, such Guarantee will be reinstated with respect to the Notes subject to any applicable limitations pursuant to Section 4.12 of this Indenture, and if and only to the extent such Guarantor also guarantees the Senior Revolving Credit Facilities;
(D)    with respect to the Guarantee of any Guarantor (including any Guarantor that was required to provide such Guarantee pursuant to Section 4.12(a)), upon such Guarantor being unconditionally released and discharged from its liability with respect to the indebtedness giving rise (or that would have given rise if granted subsequent to the Issue Date) to the requirement to provide such Guarantee (including, for the avoidance of doubt, any Guarantee in existence on the Issue Date);
(E)    as described under Article 9 of this Indenture; or
(F)    upon defeasance or satisfaction and discharge of the Notes as provided under Article 8 and Section 11.01 of this Indenture.
(b)    Upon any occurrence giving rise to a release of a Guarantee as specified above, as specified in this Section 10.08, the Trustee will, at the request and cost of the Issuer, execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Guarantee. Each of the releases set forth above shall be effected by the Trustee without the consent of the holders or any other action or consent on the part of the Trustee. Neither the Issuer, the Trustee nor any Guarantor will be required to make a notation on the Notes to reflect any such release, discharge or termination.
(c)    Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.08 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11.
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.

(a)    This Indenture, the Notes and all liens on Collateral created pursuant to the Security Documents (solely to the extent such liens are for the benefit of the Trustee and the Holders) shall be discharged and will cease to be of further effect as to any series of Notes issued thereunder, when:
(A)    either:
(1)    all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for such series of Notes for cancellation; or
(2)    all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one (1) year and the Issuer has irrevocably deposited or caused to be deposited with or as directed by the Trustee as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in euro or euro-denominated European Government Obligations or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such series of Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
(B)    no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(C)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(D)    the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such series of Notes at maturity or the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided, however, that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (A), (B), (C) and (D) of this Section 11.01(a)).
(b)    With respect to the termination of obligations with respect to Section 11.01(a)(A)(1), the obligations of the Issuer under Section 7.06 shall survive. With respect to the termination of obligations with respect to Section 11.01(a)(A)(2), the obligations of the Issuer in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.11, 4.01, 4.02, 4.05, 7.06, 7.07, 8.05 and 8.07 shall survive until the Notes are no longer outstanding. Thereafter, only the obligations of the Issuer in Sections 7.06, 7.07 and 8.07 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Issuer and the Guarantors under this Indenture, the

Notes, the Guarantees and, to the extent relating to the Trustee and the Notes, the Guarantees and the Security Documents and any supplemental indenture, except for those surviving obligations specified above.
(c)    Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(A)(2), the provisions of Sections 8.06 and 11.02 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
(a)    Subject to the provisions of Section 8.05, all money deposited with or as directed by the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, Additional Amounts and premium, if any, and interest for whose payment such money has been deposited with or as directed by the Trustee; but such money need not be segregated from other funds except to the extent required by law.
(b)    If the Trustee or Paying Agent is unable to apply any money or European Government Obligations in accordance with this Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Security Documents and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Issuer or a Guarantor has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer or the Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations, as applicable, held by the Trustee or Paying Agent.
ARTICLE 12.
MISCELLANEOUS
Section 12.01    Notices.
(a)    Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopy or facsimile transmission or overnight air courier guaranteeing next day delivery, or delivered electronically, to the others’ address:
If to the Issuer or a Guarantor:
International Game Technology PLC
c/o IGT Global Solutions Corporation
IGT Center
10 Memorial Boulevard
Providence, Rhode Island

02903-1160 USA
Facsimile No.: +1 (401) 392-0391
Attn: General Counsel
With a copy to:

White & Case LLP
5 Old Broad Street
London EC2N 1DW
United Kingdom
Facsimile No.: +44 (0) 20 7532 1001
Attn: Michael Immordino
If to the Trustee:

BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL
United Kingdom
Facsimile No.:  +44 (0) 207 964 2509
Attn:   Transaction Administration Manager
With a copy to:

The Bank of New York Mellon SA/NV, Milan Branch
Via Mike Bongiorno 13 - 5th Floor - 20124 Milano
Italy
Facsimile No.: +39 02 8790 9851
E-mail: milan_gcs@bnymellon.com
If to the Paying Agent and Transfer Agent:

The Bank of New York Mellon, London Branch
One Canada Square
London E14 5AL
United Kingdom
Facsimile No.:  +44 (0) 1202 689 660
Attn:  Corporate Trust Administration
If to the Registrar:

The Bank of New York Mellon SA/NV, Luxembourg Branch
2-4 rue Eugène Ruppert
L-2453 Luxembourg
Luxembourg
Facsimile No.:  +352 2452 4204
Attn:  Corporate Trust Administration

If to the Security Agent:

NatWest Markets Plc
280 Bishopsgate
London EC2M 4RB
United Kingdom
Facsimile No.: +44 (0) 20 7678 8727
Attn: Steve Swann, Syndicate Loans Agency
(b)    The Issuer, any Guarantor, the Security Agent or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
(c)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed and confirmed by facsimile; when receipt acknowledged, if telecopied or transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
(d)    All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to Euroclear and Clearstream, as applicable, for communication to entitled account holders. For so long as any of the Notes are listed on Euronext Dublin and the rules of Euronext Dublin so require, notices of the Issuer with respect to the Notes will be published on the website of the Euronext Dublin (www.ise.ie), or, to the extent permitted or required by the rules of the Euronext Dublin, such notices may instead be published in a daily newspaper with general circulation in Ireland (which is expected to be the Irish Times) or if, in the opinion of the Issuer such publication is not practicable, in an English language newspaper having general circulation in Europe.
(e)    Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided, however, that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. If a notice or communication is given in via Euroclear or Clearstream, it is duly given on the day the notice is given to Euroclear or Clearstream. Any notice or communication mailed to a holder shall be mailed to such holder by first‑class mail or other equivalent means and shall be sufficiently given to such holder if so mailed within the time prescribed. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notices given by first class mail, postage paid, will be deemed given seven (7) days after mailing whether or not the addressee receives it.
(f)    If the Issuer or any Guarantor mails a notice or communication to Holders or delivers a notice or communication to Holders of Book‑Entry Interests, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(A)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(B)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 12.03    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(A)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(B)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(C)    a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.04    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.05    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and each of the Guarantors agree that any suit, action or proceeding against the Issuer or any of the Guarantors brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non‑exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and each of the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and each of the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and any of the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any of the Guarantors, as the case may be, are subject by a suit upon such judgment; provided, however, that service of process is effected upon the Issuer or any of the Guarantors in the manner provided by this Indenture. The Issuer and each of the Guarantors have appointed IGT Global Solutions Corporation, or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non‑exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer and each of the Guarantors hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or any of the Guarantors. Notwithstanding the foregoing, any action involving the Issuer or any of the Guarantors arising out of or based upon this Indenture or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.
Section 12.06    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator, shareholder or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the sale of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Section 12.07    Governing Law.
THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.08    Waiver of Trial by Jury.
EACH OF THE PARTIES TO THIS INDENTURE AND ANY SUPPLEMENTAL INDENTURE (AND EACH HOLDER AND OWNER OF A BENEFICIAL INTEREST IN A NOTE BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN, WILL BE DEEMED TO) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND ANY SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO.
Section 12.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, any Guarantor or any of their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10    Successors.
All agreements of the Issuer and each of the Guarantors in this Indenture and the Notes shall bind successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 12.11    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture shall become effective only after each of the parties has signed a counterpart of this Indenture and all the counterparts have been assembled and delivered to each party. This Indenture shall be deemed to have been executed and become effective in the place such signed counterparts are assembled.
Section 12.13    Table of Contents, Headings.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14    Currency Indemnity.
Any payment on account of an amount that is payable in euros (the “Required Currency”), which is made to or for the account of any holder of Notes or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or a Guarantor, shall constitute a discharge of the Issuer’s or such Guarantor’s obligation under this Indenture and the Notes or the Guarantee, as the case may be, only to the extent of the amount of the Required Currency with such holder or the Trustee or its designee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first (1st) Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, then the Issuer and the Guarantors, jointly and severally, shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture, the Notes or the Guarantee, as the case may be, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.
Section 12.15    Prescription.
Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten (10) years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed six (6) years after the applicable due date for payment of interest.
Section 12.16    Electronic Communications.
In no event shall the Trustee be liable for any claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) arising to it from receiving or transmitting any data from the Issuer via any non-secure method of transmission or communication, including, without limitation, by facsimile or e-mail.  The Issuer accepts that some methods of communication are not secure, and the Trustee shall incur no liability for receiving instructions via any such non-secure method.  The Trustee is authorized to comply with and rely on any such notice, instructions or other communications believed by it to have been sent by the Issuer or any other authorized person.  The Issuer shall use all reasonable endeavors to ensure that instructions are complete and correct.  Any instructions given by the Issuer to the Trustee under this Indenture shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for purposes of this Indenture.
ARTICLE 13.
SECURITY
Section 13.01    Collateral and Security Documents.
(a)    (i) The payment obligations of the Issuer under the Notes and this Indenture will benefit from  the Notes Collateral described in Schedule 1 and required to be granted under Section 4.13 (within 90 days from the Issue Date, and (ii) the payment obligations of the Guarantors under the Guarantees and this Indenture will benefit from the Guarantee Collateral described in Schedule 1 and required to be granted under Section 4.13 (within 90 days from the Issue Date).
(b)    The Issuer will deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Security Documents, and the Issuer will, and will cause each of its Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee that the Security Agent holds, for the benefit of the Trustee and the Holders, duly created, enforceable and perfected liens as contemplated hereby and by the Security Documents, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein expressed. Neither the Trustee nor the Security Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any property securing the Notes and the Guarantees, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the liens or Security Documents or any delay in doing so.
(c)    The Security Documents and the Collateral will be administered by the Security Agent, in each case pursuant to the Intercreditor Agreement for the benefit of all holders of secured obligations.
(d)    Each of the Issuer, the Trustee and the Holders agree that the Security Agent shall be the joint creditor (together with the Holders) of each and every obligation of the parties hereto under the Notes and this Indenture, and that accordingly the Security Agent will have its own independent right to demand performance by the Issuer of those obligations, except that such demand shall only be made with the prior written notice to the Trustee and as permitted under the Intercreditor Agreement. However, any discharge of such obligation to the Security Agent, on the one hand, or to the Trustee or the Holders, as applicable, on the other hand, shall, to the same extent, discharge the corresponding obligation owing to the other.
(e)    The Security Agent agrees that it will hold the security interests in the Collateral created under the Security Documents to which it is a party as contemplated by this Indenture and the Intercreditor Agreement, and any and all proceeds thereof, for the benefit of, among others, the Trustee and the Holders, without limiting the Security Agent’s rights including under Section 13.02, to act in preservation of the security interest in the Collateral. The Security Agent will, subject to being indemnified or secured in accordance with the Intercreditor Agreement, take action or refrain from taking action in connection therewith only as directed by the Trustee, subject to the terms of the Intercreditor Agreement.
(f)    Each Holder, by accepting a Note, shall be deemed (i) to have consented and agreed to the terms of the Security Documents, the Intercreditor Agreement and any Additional Intercreditor Agreement entered into in compliance with Section 4.14 (including, without limitation, the provisions providing for foreclosure and release of the Collateral and authorizing the Security Agent to enter into the Security Documents on its behalf) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Security Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith, (ii) to have authorized the Issuer, the Trustee and the Security Agent, as applicable, to enter into the Security Documents, any

Additional Intercreditor Agreements and the Intercreditor Agreement and to be bound thereby and (iii) to have irrevocably appointed and authorized the Security Agent and the Trustee to give effect to the provisions in the Intercreditor Agreement, any Additional Intercreditor Agreements and the Security Documents. Each Holder, by accepting a Note, appoints the Security Agent as its trustee under the Security Documents and authorizes it to act on such Holder’s behalf, including by entering into and complying with the provisions of the Intercreditor Agreement. The Security Agent is hereby authorized to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Security Documents, including the power to enter into the Security Documents, as trustee on behalf of the Holders and the Trustee, together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts created thereunder. The Security Agent shall, however, at all times, subject to Section 13.04, be entitled to seek directions from the Trustee and shall be obligated to follow those directions if given; provided that, the Trustee shall not be obligated to give such directions unless directed in accordance with this Indenture. The Security Agent hereby accepts its appointment as the trustee of the Holders and the Trustee under the Security Documents, and its authorization to so act on such Holders’ and the Trustee’s behalf. The claims of Holders will be subject to the Intercreditor Agreement and any Additional Intercreditor Agreement entered into in compliance with Section 4.14.
(g)    Subject to Section 4.09, the Issuer is permitted to pledge the Collateral in connection with future issuances of its indebtedness or indebtedness of its Subsidiaries, including any Additional Notes, in each case, permitted under this Indenture and on terms consistent with the relative priority of such indebtedness.
Section 13.02    Suits to protect the Collateral.
Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Security Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Security Agent, in its sole discretion, may deem expedient to preserve or protect the security interests in the Collateral created under the Security Documents (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).
Section 13.03    Resignation and Replacement of Security Agent.
Any resignation or replacement of the Security Agent shall be made in accordance with the Intercreditor Agreement.

Section 13.04    Amendments.
Subject to the rights and obligations of the Security Agent under the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement, the Security Agent agrees that it will enter into an amendment to the Intercreditor Agreement or enter into or amend any other Additional Intercreditor Agreement entered into in accordance with Section 4.14 upon a direction of the Issuer to do so, given in accordance with Section 4.14. The Security Agent shall sign any amendment authorized pursuant to Article 9 to the extent such amendment does not impose any personal obligations on the Security Agent or, in the opinion of the Security Agent, adversely affect the rights, duties, liabilities or immunities of the Security Agent under this Indenture, the Intercreditor Agreement or any Additional Intercreditor Agreement, subject to the rights and obligations of the Security Agent under the terms of the Intercreditor Agreement.
Section 13.05    Release of the Collateral.
The Collateral will be automatically and unconditionally released:
(a)    in connection with any sale, assignment, transfer, conveyance or other disposition of such property or assets to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary, if the sale or other disposition does not violate this Indenture;
(b)    in connection with any sale, transfer or other disposition of Capital Stock of a Guarantor or any holding company of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary, if the sale, transfer or other disposition does not violate this Indenture, and the Guarantor ceases to be a Guarantor as a result of the sale, transfer or other disposition;
(c)    in accordance with an enforcement action pursuant to the provisions of the Intercreditor Agreement or any Additional Intercreditor Agreement;
(d)    upon the Notes having achieved Investment Grade Status, so long as no other indebtedness is at that time secured in a manner that would require the granting of a mortgage, security interest, charge, encumbrance, pledge or other lien pursuant to Section 4.11 of this Indenture; provided, however, that at any time the Notes receive both a rating of “Ba2” or lower from Moody’s and a rating of “BB” or lower from S&P, or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, to the extent permitted by Applicable Law, such mortgage, security interest, charge, encumbrance, pledge or other lien will be regranted or made to secure the obligations under the Notes;
(e)    if any of the Security Interests no longer secure the Senior Revolving Credit Facilities (or any refinancing thereof) (in which case release will be of the Security Interests with respect to the relevant Collateral), so long as no other indebtedness is at that time secured in a manner that would require the granting of a mortgage, security interest, charge, encumbrance, pledge or other lien pursuant Section 4.11 of this Indenture;

(f)    in accordance with Article 9 of this Indenture;
(g)    upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided under Article 8 and Section 11.01;
(h)    in accordance with the covenant described under Section 4.09;
(i)    at the option of the Issuer (as confirmed in an Officer’s Certificate), over any intercompany loan or note to the extent that the amount outstanding under such intercompany loan or note does not exceed $10.0 million;
(j)    upon repayment in full of the Notes; and
(k)    otherwise in accordance with the terms of this Indenture.
The Security Agent will take all necessary action reasonably required, at the cost and request of the Issuer, to effectuate any release of the Security Interests in accordance with the provisions of this Indenture, the Intercreditor Agreement or any Additional Intercreditor Agreement and the relevant Security Document. Each of the releases set forth above shall be effected by the Security Agent without the consent of the holders or any action on the part of the Trustee.
Section 13.06    Compensation and Indemnity.
(a)    The Issuer, failing which the Guarantors to the extent legally possible, shall pay to the Security Agent from time to time compensation for its services, subject to any terms of the Intercreditor Agreement as in effect from time to time which may address the compensation of the Security Agent. The Security Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and each Guarantor, jointly and severally, to the extent legally possible, shall reimburse the Security Agent upon request for all out-of-pocket expenses properly incurred or made by it (as evidenced in an invoice from the Security Agent), including, without limitation, costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Security Agent’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally shall indemnify the Security Agent and its officers, directors, agents and employers against any and all loss, liability or expense (including properly incurred attorneys’ fees) incurred by or in connection with its rights, duties, and obligations under this Indenture, the Intercreditor Agreement, any Additional Intercreditor Agreement or the Security Documents, as the case may be, including the properly incurred costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any such rights, powers or duties. The Security Agent shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder, under the Intercreditor Agreement, any Additional Intercreditor Agreement or the Security Documents, as the case may be. The Issuer shall defend the claim and the indemnified party shall provide cooperation at the Issuer’s and any Guarantor’s expense in the defense. Notwithstanding the foregoing, such indemnified party may, in its sole discretion, assume the defense of the claim against it and the Issuer and each Guarantor, shall, jointly and severally, pay the properly incurred fees and expenses of the indemnified party’s defense (as evidenced in an invoice from the Security Agent). Such indemnified parties may have separate counsel of their choosing and the Issuer and the Guarantors, jointly and severally, to the extent legally possible, shall pay the properly incurred fees and expenses of such counsel (as evidenced in an invoice from the Security Agent). The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence.
(b)    To secure the Issuer’s and any Guarantor’s payment obligations under this Section 13.06, the Security Agent shall subject to the Intercreditor Agreement and any Additional Intercreditor Agreement, have a lien on the Notes Collateral and Guarantee Collateral, respectively, and the proceeds of the enforcement of the Collateral for all monies payable to it under this Section 13.06.
(c)    The Issuer’s and any Guarantor’s payment obligations pursuant to this Section 13.06 and any lien arising hereunder shall, if any, to the extent legally possible, survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Security Agent. Without prejudice to any other rights available to the Security Agent under Applicable Law, when the Security Agent incurs expenses after the occurrence of a Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
Section 13.07    Conflicts.
Each of the Issuer, the Guarantors, the Trustee and the Holders acknowledge and agree that the Security Agent is acting as security agent and trustee not just on their behalf but also on behalf of the creditors named in the Intercreditor Agreement and acknowledge and agree that pursuant to the terms of the Intercreditor Agreement, the Security Agent may be required by the terms thereof to act in a manner which may conflict with the interests of the Issuer, the Issuer, the Guarantors, the Trustee and the Holders (including the Holders’ interests in the Collateral and the Guarantees) and that it shall be entitled to do so in accordance with the terms of the Intercreditor Agreement.
(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
International Game Technology PLC, as Issuer

By:	/s/ Claudio Demolli Claudio Demolli, Attorney-in-fact
IGT, as Guarantor

By:	/s/ Claudio Demolli Claudio Demolli, Treasurer
IGT Canada Solutions ULC , as Guarantor

By:	/s/ Claudio Demolli Claudio Demolli, Treasurer
IGT Foreign Holdings Corporation, as Guarantor

By:	/s/ Claudio Demolli Claudio Demolli, Treasurer
IGT Germany Gaming GmbH, as Guarantor

By:	/s/ Claudio Demolli Claudio Demolli, Attorney-in-fact
IGT Global Solutions Corporation, as Guarantor

By:	/s/ Claudio Demolli Claudio Demolli, Treasurer

(Signature Page to Indenture)

International Game Technology, as Guarantor

By:	/s/ Claudio Demolli Claudio Demolli, Treasurer
Lottomatica Holding S.r.l., as Guarantor

By:	/s/ Matthew Hughes Matthew Hughes Attorney-in-fact

(Signature Page to Indenture)

BNY Mellon Corporate Trustee Services Limited, as Trustee

By:	/s/ Marilyn Chau Marilyn Chau Authorized Signatory

(Signature Page to Indenture)

The Bank of New York Mellon, London Branch, as Paying Agent and Transfer Agent

By:	/s/ Marilyn Chau Marilyn Chau Authorized Signatory

(Signature Page to Indenture)

The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar

By:	/s/ Marilyn Chau Marilyn Chau Authorized Signatory

(Signature Page to Indenture)

NatWest Markets Plc,
as Security Agent

For and on behalf of National Westminster Bank Plc acting as agent for NatWest Markets Plc

By:	/s/ Stephen Swann Authorized Signatory

(Signature Page to Indenture)

EXHIBIT A

[FORM OF FACE OF NOTE]

INTERNATIONAL GAME TECHNOLOGY PLC
Common Code     [               ]

ISIN Number     [               ]
No. [               ]
[Insert the following Global Notes Legend, if applicable pursuant to the provisions of the Indenture: UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS NOMINEE FOR THE BANK OF NEW YORK MELLON, LONDON BRANCH, (THE “COMMON DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER APPLICABLE

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U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE PURCHASE AGREEMENT AND (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE U.S. SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE PURCHASE AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).]1 [THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PURCHASE AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES

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ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE COMPLETION OF THE DISTRIBUTION OF ALL OF THE NOTES.]2
______________________________________________
1 Use for Rule 144A Global Notes
2 Use for Regulation S Global Notes.

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3.500% SENIOR SECURED NOTES DUE 2024
International Game Technology PLC, a public limited company incorporated under the laws of England and Wales, for value received promises to pay to The Bank of New York Depository (Nominees) Limited or registered assigns the principal sum of [               ] [or such greater or lesser amount as indicated on the Security Register (as defined in the Indenture referred to on the reverse hereof)]3 on January 15, 2024.
From [               ] or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 3.500%, payable semi‑annually on January 15 and July 15 of each year, beginning on [               ] to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15 (the “Record Dates”), as the case may be.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Unless the certificate of authentication hereon has been executed by the Trustee or the Authentication Agent by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.
____________________________
3 Use for Notes in Global Form

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IN WITNESS WHEREOF, International Game Technology PLC has caused this Note to be signed manually or by facsimile by the duly authorized officer referred to below.
International Game Technology PLC,
as Issuer

By:	Name: Title:
This is one of the Notes referred to
in the within‑mentioned Indenture.

Authenticated by:

BNY Mellon Corporate Trustee Services Limited,
not in its individual capacity but solely as Trustee

By:	Authorized Signatory

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[FORM OF REVERSE SIDE OF NOTE]

3.500% SENIOR SECURED NOTES DUE 2024
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    Interest
International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), for value received promises to pay or cause to be paid interest on the principal amount of this Note from June 27, 2018 until maturity, at the rate per annum shown above. Interest will be computed on the basis of a 360‑day year comprised of twelve 30‑day months. The Issuer will pay interest semi‑annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [               ]. The Issuer will pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to one percent (1%) per annum in excess of the then applicable interest rate on the Notes to the extent lawful, and it shall pay interest on overdue installments of interest at the same rate compounded semi‑annually to the extent lawful.
2.    Method of Payment
The Issuer will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal, premium, Additional Amounts, if any, and interest in euro as provided in the Indenture.
The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Note to the Paying Agent.

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3.    Paying Agent, Transfer Agent and Registrar
Initially, The Bank of New York Mellon, London Branch, will act as Paying Agent and Transfer Agent. The Bank of New York Mellon SA/NV, Luxembourg Branch, will act as Registrar. Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent.
4.    Indenture
The Issuer issued the Notes under an indenture dated as of June 27, 2018 (the “Indenture”), among the Issuer, certain subsidiaries named therein as guarantors, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent and Transfer Agent and Registrar, The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar and NatWest Markets Plc, as security agent (the “Security Agent”). The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    Optional Redemption
(a)    At any time prior to January 15, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than ten (10) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)    On or after January 15, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than ten (10) nor more than sixty (60) days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, on the Notes redeemed to but excluding the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
6.    Redemption for Changes in Taxes
The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than ten (10) nor more than sixty (60) days’ prior notice to the Holders of such series of Notes (which notice will be irrevocable and given in accordance with the procedures described in Sections 3.03 and 12.01 of the Indenture), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of such Notes on the relevant record date to receive interest due on

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the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such Notes, the Issuer or any Guarantor is or would be required to pay Additional Amounts, and (a) the Issuer or the relevant Guarantor cannot avoid such requirement by taking reasonable measures available to it (including the designation of a different paying agent), (b) in the case of a Guarantor, such amounts cannot be paid by the Issuer or any other Guarantor who in turn can pay such amounts without the obligation to pay Additional Amounts and (c) the requirement arises as a result of:

(1)
any amendment to, or change in, the laws or treaties (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction which change or amendment becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); or

(2)
any amendment to, or change in, an official written interpretation or application of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Issuer will not give any such notice of redemption earlier than sixty (60) days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of such Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption of such Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel to the effect that the Issuer is or would be obligated to pay Additional Amounts as a result of a Change in Tax Law. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that (a) it or the relevant Guarantor cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it and (b) in the case of a Guarantor, the amounts giving rise to such obligation cannot be paid by the Issuer or any other Guarantor without the obligation to pay Additional Amounts.
The Trustee will accept and shall be entitled to conclusively rely without further inquiry on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the applicable Notes.
7.    Notice of Redemption
At least ten (10) days but not more than sixty (60) days before a date for redemption of Notes, the Issuer shall deliver, pursuant to Section 12.01 of the Indenture, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed

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more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture.
8.    [Reserved]
9.    Mandatory Redemption
Except as provided in Section 3.08 of the Indenture, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and any of its Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.
10.    Repurchase at the Option of Holders
Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within thirty (30) days following any Change of Control, the Issuer will mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date for payment specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than ten (10) days and no later than sixty (60) days from the date such notice is mailed or delivered, pursuant to the procedures required by the Indenture and described in such notice.
11.    [Reserved]
12.    Denominations
The Global Notes are in registered form without interest coupons attached. The Notes are in denominations of €100,000 and integral multiples of €1,000 in excess thereof of principal amount at maturity. The Global Notes will represent the aggregate principal amount of all the Notes issued and not yet cancelled other than Definitive Registered Notes. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
13.    Unclaimed Money
All moneys paid by the Issuer to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two (2) years after such principal, premium or interest has become due and payable may be repaid to

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the Issuer, subject to Applicable Law, and the Holder of such Note thereafter may look only to the Issuer for payment thereof.
14.    Discharge and Defeasance
Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes and all obligations of any Guarantor, the Indenture and all liens on Collateral created pursuant to the Security Documents (solely to the extent such liens are for the benefit of the Trustee and the Holders of the Notes) if the Issuer irrevocably deposits with the Trustee, euro or European Government Obligations (or a combination thereof) for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
15.    Amendment, Supplement and Waiver
Subject to certain exceptions, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, any Additional Intercreditor Agreement, any Security Document and any supplemental indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding of such series (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, such series of Notes) and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a continuing Default of Event of Default in the payment of the principal of, interest and premium and Additional Amount, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, any Additional Intercreditor Agreement, any Security Document and any supplemental indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, such series of Notes). In certain circumstances, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, any Additional Intercreditor Agreement, any Security Document and any supplemental indenture may be amended or supplemented without the consent of any Holder, including to cure any ambiguity, defect or inconsistency.
16.    Defaults and Remedies
The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default (other than as specified in Section 6.01(h) or (i) of the Indenture) shall occur and be continuing, the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all outstanding Notes immediately due and payable and upon any such declaration all such amounts payable in respect of the Notes will become due and payable immediately.
If an Event of Default specified in Section 6.01(h) or (i) of the Indenture occurs and is continuing, then the principal of, premium, if any, and Additional Amounts and accrued and unpaid

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interest on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.
Holders of the Notes may not enforce the Indenture, the Notes or the Security Documents except as provided in the Indenture. The Trustee and the Security Agent may refuse to enforce the Indenture, the Notes or the Security Documents unless they receive an indemnity or security satisfactory to them. Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the provisions of the Indenture.
17.    Security
This Note and the other Notes will be secured by the Security Interests in the Collateral. Reference is made to the Indenture for terms relating to such security, including the release, termination and discharge thereof. The Security Documents and the Collateral will be administered by the Security Agent (or in certain circumstances a sub‑agent) pursuant to the Security Documents for the benefit of all Holders of the Notes. The Issuer shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.
18.    Trustee and Security Agent Dealings with the Issuer
Each of the Trustee and the Security Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, any Guarantor or any of their Affiliates with the same rights it would have if it were not Trustee or Security Agent. Any Paying Agent, Registrar, co‑Registrar or co‑Paying Agent may do the same with like rights.
19.    No Recourse Against Others
A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or any Guarantor, any of its parent companies or any of their respective Subsidiaries or Affiliates, as such, shall not have any liability for any obligations of the Issuer or any Guarantor the Notes, the Security Documents or the Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.
20.    Authentication
This Note shall not be valid until an authorized officer of the Trustee or, as the case may be, an authenticating agent manually signs the certificate of authentication on the other side of this Note.
21.    ISIN and Common Code Numbers
The Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders of the Notes.

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In addition, the Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
22.    Intercreditor Agreement
This Note and the Indenture are entered into with the benefit of and subject to the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement. In the event of any conflict between this Note, the Indenture and the Intercreditor Agreement or any Additional Intercreditor Agreement, the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable, shall apply.
The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.
Requests may be made to:
International Game Technology PLC
c/o IGT Global Solutions Corporation
IGT Center
10 Memorial Boulevard
Providence, Rhode Island
02903-1160 USA
Facsimile No.: +1 (401) 392-0391
Attn: General Counsel

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ASSIGNMENT FORM
To assign and transfer this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)
and irrevocably appoint ______________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee*:
* (Participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee)
Date: _______________________________________
Certifying Signature:
CHECK ONE BOX BELOW

(1)	☐ to the Issuer; or

(2)	☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933 (the “Securities Act”); or

(3)	☐ pursuant to and in compliance with Regulation S under the Securities Act; or

(4)	☐ pursuant to another available exemption from the registration requirements of the Securities Act; or

(5)	☐ pursuant to an effective registration statement under the Securities Act.
Unless one of the boxes is checked, the Registrar shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof;

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provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who has received notice that such transfer is being made in reliance on Rule 144A; and, if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the Securities Act.
Signature: _________________________________
Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)
Certifying Signature: __________________ Date: ______________________
Signature Guarantee:

(Participant in a recognized signature guarantee medallion program)

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note or a portion thereof purchased pursuant to Section 4.08 of the Indenture, check the appropriate box below:
☐    Section 4.08
If the purchase is in part, indicate the portion (in denominations of €100,000 or integral multiples of €1,000 in excess thereof) to be purchased:
€_______________
Date: _______________
Your signature:

(Sign exactly as your name appears on the other side of this Note)
Date: _______________
Certifying Signature: ______________________________________

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SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Decrease/Increase	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Signature of authorized officer of Registrar

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EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE
(Transfers pursuant to § 2.06(b) of the Indenture)
The Bank of New York Mellon, London Branch, as Transfer Agent
One Canada Square
London E14 5AL
United Kingdom
Attn: Corporate Trust Administration
Re: €[●] 3.500% Senior Secured Notes due 2024
Reference is made to the indenture dated as of June 27, 2018 (the “Indenture”), among the Issuer, certain subsidiaries named therein as guarantors, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent and Transfer Agent, The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar and NatWest Markets Plc, as security agent (the “Security Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to up to €[ ] aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (ISIN No: [               ]; Common Code: [               ]) with the Common Depositary in the name of [               ] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (ISIN No:  [               ]; Common Code: [               ]).
In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:
(a)    with respect to transfers made in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), does certify that:
(i)    the offer of the Notes was not made to a person in the United States;
(ii)    either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre‑arranged with a buyer in the United States;

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(iii)    no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
(iv)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(v)    the Transferor is not the Issuer, a distributor of the Notes, an affiliate of the Issuer or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.
(b)    with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.
You, the Issuer, the Trustee, the Transfer Agent and the Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
[Name of Transferor]

By:	Name: Title: Date:
cc:

Attn:

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EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
(Transfers pursuant to § 2.06(b) of the Indenture)
The Bank of New York Mellon, London Branch, as Transfer Agent
One Canada Square
London E14 5AL
United Kingdom
Attn: Corporate Trust Administration
Re: €[●] 3.500% Senior Secured Notes due 2024
Reference is made to the indenture dated as of June 27, 2018 (the “Indenture”), among the Issuer, certain subsidiaries named therein as guarantors, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent and Transfer Agent, The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar and NatWest Markets Plc, as security agent (the “Security Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to up to €[ ] aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (ISIN No: [               ]; Common Code: [               ]) with the Common Depositary in the name of [               ] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (ISIN No:  [               ]; Common Code: [               ]).
In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:
CHECK ONE BOX BELOW:

☐
the Transferor is relying on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act.

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You, the Issuer, the Trustee, the Transfer Agent and the Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Name of Transferor]

By:	Name: Title: Date:
cc:

Attn:

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________, a company organized and existing under the laws of __________________ (the “Subsequent Guarantor”), a subsidiary of International Game Technology PLC (or its permitted successor), a public limited company incorporated under the laws of England and Wales (the “Issuer”), BNY Mellon Corporate Trustee Services Limited, as Trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent and Transfer Agent, The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar and NatWest Markets Plc, as Security Agent.
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 27, 2018, providing for the issuance of €500,000,000 3.500% Senior Secured Notes due 2024 issued on the date hereof (the “Initial Notes” and any additional notes that may be issued on any other issue date (the “Additional Notes” and together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsequent Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantor and the Trustee mutually covenant and agree for their benefit and the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Subsequent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the provisions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    EXECUTION AND DELIVERY.
(a)    The Subsequent Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

D‑1

(b)    If an Authorized Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee procures the authentication of the Note, the Guarantee shall be valid nevertheless.
(c)    Upon execution of this Supplemental Indenture, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of the Subsequent Guarantor.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, the Indenture, the Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    INCORPORATION BY REFERENCE. Section 12.05 of the Indenture is incorporated by reference to this Supplemental Indenture as if more fully set out herein.
6.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
7.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsequent Guarantor and the Issuer.

D‑2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________
[SUBSEQUENT GUARANTOR]

By: _______________________________
    Name:
    Title:
INTERNATIONAL GAME TECHNOLOGY PLC, as Issuer
By: _______________________________
    Name:
    Title:
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED,
as Trustee
By: _______________________________
    Authorized Signatory
NATWEST MARKETS PLC,
as Security Agent
For and on behalf of National Westminster Bank Plc acting as agent for NatWest Markets Plc
By: _______________________________
    Authorized Signatory

D‑3

SCHEDULE 1

COLLATERAL
Schedule 1-A: Notes Collateral:

1.
Second Supplemental Deed of Assignment dated June 27, 2018, to the English law governed Deed of Assignment dated April 7, 2015, between the Issuer as assignor and the Security Agent, pursuant to which the Issuer assigned absolutely to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, all of the Issuer’s present and future rights, claims, title, interest and benefit in and to, amongst other things, the intercompany loan agreement described therein;

2.
Second Supplemental Deed of Assignment dated June 27, 2018, to the English law governed Deed of Assignment dated April 7, 2015, between GTECH Canada ULC as assignor and the Security Agent, pursuant to which GTECH Canada ULC assigned absolutely to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, all of the Issuer’s present and future rights, claims, title, interest and benefit in and to, amongst other things, the intercompany loan agreement described therein;

3.
Second Supplemental Security Agreement dated June 27, 2018, to the New York law governed Security Agreement dated April 7, 2015, between IGT US OpCo, IGT US Holdco, GTECH Rhode Island LLC, GTECH Corporation (collectively, as “Common Transaction Security Grantors”) and the Security Agent, pursuant to which each Common Transaction Security Grantor assigned and pledged to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a continuing security interest in all of such Common Transaction Security Grantor’s right, title and interest in, to and under, amongst other things, the intercompany loan agreements described therein and to which it is a party;

4.
Second Supplemental Security Agreement dated June 27, 2018, to the New York law governed Security Agreement dated April 7, 2015, between the Issuer and GTECH Canada ULC (collectively, as “Restricted Security Grantors”) and the Security Agent, pursuant to which each Restricted Security Grantor assigned and pledged to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a continuing security interest in all of such Restricted Security Grantor’s right, title and interest in, to and under, amongst other things, the intercompany loan agreements described therein and to which it is a party; and

5.
Second Security and Pledge Confirmation dated June 27, 2018, to the Nevada law governed Pledge Agreement dated April 7, 2015, between the Issuer as grantor and the Security Agent, pursuant to which the Issuer granted to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a security interest in all of the capital stock of IGT US Holdco; and

6.
Partial Release, Confirmation and Extension dated June 27, 2018, to the Italian law governed Deed of Pledge on Investment in Limited Liability Company dated April 7, 2015, between, inter alios, the Issuer and the Security Agent, pursuant to which the Issuer granted to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a pledge over the quotas of Lottomatica Holding S.r.l.

Schedule 1-B: Guarantee Collateral:

1.
Second Supplemental Deed of Assignment dated June 27, 2018, to the English law governed Deed of Assignment dated April 7, 2015, between the Issuer as assignor and the Security Agent, pursuant to which the Issuer assigned absolutely to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, all of the Issuer’s present and future rights, claims, title, interest and benefit in and to, amongst other things, the intercompany loan agreement described therein;

2.
Second Supplemental Deed of Assignment dated June 27, 2018, to the English law governed Deed of Assignment dated April 7, 2015, between GTECH Canada ULC as assignor and the Security Agent, pursuant to which GTECH Canada ULC assigned absolutely to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, all of the Issuer’s present and future rights, claims, title, interest and benefit in and to, amongst other things, the intercompany loan agreement described therein;

3.
Second Supplemental Security Agreement dated June 27, 2018, to the New York law governed Security Agreement dated April 7, 2015, between IGT US OpCo, IGT US Holdco, GTECH Rhode Island LLC, GTECH Corporation (collectively, as “Common Transaction Security Grantors”) and the Security Agent, pursuant to which each Common Transaction Security Grantor assigned and pledged to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a continuing security interest in all of such Common Transaction Security Grantor’s right, title and interest in, to and under, amongst other things, the intercompany loan agreements described therein and to which it is a party;

4.
Second Supplemental Security Agreement dated June 27, 2018, to the New York law governed Security Agreement dated April 7, 2015, between the Issuer and GTECH Canada ULC (collectively, as “Restricted Security Grantors”) and the Security Agent, pursuant to which each Restricted Security Grantor assigned and pledged to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a continuing security interest in all of such Restricted Security Grantor’s right, title and interest in, to and under, amongst other things, the intercompany loan agreements described therein and to which it is a party; and

5.
Second Security and Pledge Confirmation dated June 27, 2018, to the Nevada law governed Pledge Agreement dated April 7, 2015, between the Issuer as grantor and the Security Agent, pursuant to which the Issuer granted to the Security Agent for the benefit of the Holders of the Notes and the other secured parties named therein, a security interest in all of the capital stock of IGT US Holdco.